    As filed with the Securities and Exchange Commission on August 24, 2000.

                                                   Registration No. 333-
                                                   Registration No. 333-     -01
                                                   Registration No. 333-     -02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------

                          IRWIN FINANCIAL CORPORATION

                Indiana                                35-1286807
    (State or Other Jurisdiction of     (I.R.S. Employer Identification Number)
     Incorporation or Organization)

                              IFC CAPITAL TRUST II
            (Exact Name of Co-Registrants as Specified in Charters)

                Delaware                              Applied for
    (State of Other Jurisdiction of     (I.R.S. Employer Identification Number)
     Incorporation or Organization)

                             IFC CAPITAL TRUST III

                Delaware                              Applied for
    (State or Other Jurisdiction of     (I.R.S. Employer Identification Number)
     Incorporation or Organization)

                             500 Washington Street
                               Columbus, IN 47201
                                 (812) 376-1020
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-
                   Registrants' Principal Executive Offices)

                                Ellen Z. Mufson
                             Vice President, Legal
                             500 Washington Street
                               Columbus, IN 47201
                                 (812) 376-1020
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                    of Agent for Service for Co-Registrants)

                                   Copies to:
        Jennifer R. Evans, Esq.                   Thomas C. Erb, Esq.
         Jennifer D. King, Esq.                    Tom W. Zook, Esq.
   Vedder, Price, Kaufman & Kammholz          Lewis, Rice & Fingersh, L.C.
  222 North LaSalle Street, Suite 2600        500 N. Broadway, Suite 2000
        Chicago, Illinois 60601              St. Louis, Missouri 63102-2147
             (312) 609-7500                          (314) 444-7600

  Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            Proposed       Proposed
 Title of each class of       Amount        maximum        maximum       Amount of
    securities to be          to be         offering      aggregate     registration
       registered           registered   price per unit offering price     fee(2)
------------------------------------------------------------------------------------
  % Cumulative Trust
 Preferred Securities of
 IFC Capital Trust II...   2,070,000(1)      $25.00      $51,750,000      $13,662
  % Junior Subordinated
 Debentures due 2030 of
 Irwin Financial
 Corporation(3)(4)
Guarantee of Preferred
 Securities(3)(5)
------------------------------------------------------------------------------------
  % Cumulative
 Convertible Trust
 Preferred Securities of
 IFC Capital Trust III..   2,300,000(1)      $10.00      $23,000,000      $ 6,072
  % Convertible Junior
 Subordinated Debentures
 due 2030 of Irwin
 Financial
 Corporation(6)(7)
Guarantee of Convertible
 Preferred
 Securities(6)(5)
Common stock, no par
 value, of Irwin
 Financial Corporation         (8)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes 270,000 of Preferred Securities and 300,000 of Convertible Preferred Securities which may be sold by IFC Capital Trust II and IFC Capital Trust III, respectively, to cover over-allotments.
(2) The registration fee is calculated in accordance with Rule 457(i) and (n).
(3) This Registration Statement is deemed to cover the    % Junior Subordinated
    Debentures due 2030 of Irwin Financial Corporation, the rights of holders thereof under the related Indenture, and the rights of holders of the Preferred Securities under the related Trust Agreement, the Guarantee and the Expense Agreement entered into by Irwin Financial Corporation.
(4) The    % Junior Subordinated Debentures due 2030 will be purchased by IFC
    Capital Trust II with the proceeds of the sale of the Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Preferred Securities of IFC Capital Trust II upon its dissolution and the distribution of its assets.
(5) No separate consideration will be received for the Guarantees.
(6) This Registration Statement is deemed to cover the    % Convertible Junior
    Subordinated Debentures due 2030 of Irwin Financial Corporation, the rights of holders thereof under the related Indenture, and the rights of holders of the Convertible Preferred Securities under the related Trust Agreement, the Guarantee and the Expense Agreement entered into by Irwin Financial Corporation.
(7) The    % Convertible Junior Subordinated Debentures due 2030 will be purchased by IFC Capital Trust III with the proceeds of the sale of the Convertible Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Convertible Preferred Securities of IFC Capital Trust III upon its dissolution and the distribution of its assets.
(8) Such indeterminate number of shares of common stock as may be issuable upon conversion of the Convertible Preferred Securities registered hereunder. Shares of common stock issued upon conversion of the Convertible Preferred Securities will be issued without the payment of additional consideration. This registration statement also covers such shares as may be issuable upon such conversion pursuant to anti-dilution adjustments.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act OF 1933, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and it is not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 24, 2000

PROSPECTUS

        1,800,000                                   2,000,000
   Preferred Securities                       Convertible Preferred
                                                    Securities


   IFC CAPITAL TRUST II                       IFC CAPITAL TRUST III


     % Cumulative Trust                               % Cumulative
   Preferred Securities                           Convertible Trust
 (Liquidation Amount $25                         Preferred Securities
 Per Preferred Security)                       (Liquidation Amount $10
                                              Per Convertible Preferred
                                                      Security)

  Fully, irrevocably and                        Fully, irrevocably and
     unconditionally                               unconditionally
     guaranteed on a                               guaranteed on a
   subordinated basis,                           subordinated basis,
   as described in this                          as described in this
      prospectus, by                                prospectus, by

                          IRWIN FINANCIAL CORPORATION

                                  -----------

  IFC Capital Trust II is offering 1,800,000 preferred securities at $25 per security and IFC Capital Trust III is offering 2,000,000 convertible preferred securities at $10 per security. The preferred securities and the convertible preferred securities are being offered and sold separately and not as units.

  The preferred securities consist of an indirect beneficial interest in our
     % junior subordinated debentures. The debentures have the same payment terms as the preferred securities and will be purchased by IFC Capital Trust II using the proceeds from its offering of preferred securities. The preferred securities are not convertible into shares of our common stock.

  The convertible preferred securities consist of an indirect beneficial
interest in our      % convertible junior subordinated debentures. The
convertible debentures have the same payment terms as the convertible preferred securities and will be purchased by IFC Capital Trust III using the proceeds from its offering of the convertible preferred securities. The convertible preferred securities are convertible into shares of our common stock as described in this prospectus.

  Our common stock trades on the Nasdaq National Market under the symbol "IRWN." The closing price as reported on Nasdaq on August 23, 2000, was $16.1875. The preferred securities and convertible preferred securities are expected to be approved for inclusion on the Nasdaq National Market under the symbols "IRWNO" and "IRWNN", respectively. Trading is expected to commence on or before delivery of the securities.

                                  -----------

  Investing in the securities involves risks. See "Risk Factors" beginning on page 16.

                                  -----------

  The securities offered by this prospectus are not savings accounts, deposits or obligations of any bank and are not insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation or any other governmental agency.

                                                     Per Convertible
                           Per Preferred                Preferred
                             Security       Total       Security        Total
                           ------------- ----------- --------------- -----------
Public offering price.....    $25.00     $45,000,000     $10.00      $20,000,000
Proceeds to the trust.....    $25.00     $45,000,000     $10.00      $20,000,000

  This is a firm commitment underwriting. We will pay underwriting commissions
of $       per preferred security, or a total of $      , for arranging the
investment in our junior subordinated debentures and $    per convertible
preferred security, or a total of $      , for arranging the investment in our
convertible junior subordinated debentures. The underwriters have been granted a 30-day option to purchase up to an additional 270,000 preferred securities and an additional 300,000 convertible preferred securities to cover over-allotments, if any.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


Stifel, Nicolaus & Company
        Incorporated

                             Legg Mason Wood Walker
                                  Incorporated

         , 2000                                        McDonald Investments Inc.

 . Founded in    . 1981          . 1994 Start-    . 1999 Start-   . 1999 Start-
  1871            Acquisition     up               up              up

 . Focuses on    . Originates,   . Originates     . Funding       . Investor in
  commercial      sells and       and              source for      early stage
  and private     services        services         leasing         companies
  banking         conforming      prime-           companies,      in
  needs of        first           quality,         brokers and     financial
  small           mortgage        high loan-       vendors         services or
  businesses      loans           to-value                         financial
  and                             home equity                      services-
  business                        loans                            related
  owners                                                           technology.

 . Locations     . National      . National       . North         . National
  in Indiana,     scope,          scope,           American        focus
  Michigan,       emphasis on     emphasis on      focus
  Missouri,       borrowers       debt
  Nevada,         with            consoli-
  Utah and        special         dation
  Kentucky        needs           products

                                                 . Acquired
                                                   78%
                                                   ownership
                                                   interest in
                                                   Onset
                                                   Capital
                                                   Corporation,
                                                   a Canadian
                                                   equipment
                                                   leasing
                                                   company, in
                                                   July 2000.


                . $2.0          . $408
                  billion in      million in
                  originations    originations
                  in the          and
                  first half      acquisitions
                  of 2000         in the
                                  first half
                                  of 2000

 . Loan          . $10.3         . $1.1           . Lease         . Three
  portfolio       billion         billion          portfolio       portfolio
  of $0.9         servicing       owned            of $112.4       investments
  billion as      portfolio       portfolio        million as      as of June
  of June 30,     as of June      as of June       of June 30,     30, 2000
  2000            30, 2000        30, 2000         2000
                                                   (includes
                                                   Onset
                                                   acquisition)

 . Headquarters  . Headquarters  . Headquarters   . Headquarters  . Headquarters
  in              in              in San           in              in
  Columbus,       Indianapolis,   Ramon, CA        Bellevue,       Columbus,
  IN              IN                               WA              IN

                                    SUMMARY

   This summary highlights information contained in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and the other information that is incorporated by reference into this prospectus. Unless otherwise indicated, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional preferred securities and convertible preferred securities to cover over-allotments.

                          Irwin Financial Corporation

   Irwin Financial Corporation, headquartered in Columbus, Indiana, is a diversified financial services company organized as an Indiana bank holding company in May of 1972. Our major subsidiaries are Irwin Union Bank and Trust Company, a commercial bank; Irwin Mortgage Corporation, a mortgage banking company; Irwin Home Equity Corporation, a consumer home equity lending company; Irwin Business Finance Corporation, an equipment leasing subsidiary; and Irwin Ventures Incorporated, a venture capital company. Our strategy encourages a diverse revenue stream and we focus on niches in financial services where we believe we can optimize the productivity of our capital and where our experience can provide a competitive advantage.

   We attribute our success and strong profitability over the past decade primarily to the following:

  . We pursue complementary consumer and commercial finance niches through our bank holding company structure;

  . Our significant insider ownership, approximately 57% as of June 30, 2000, aligns management's interests with those of both creditors and shareholders, resulting in a management approach that emphasizes creditworthy, profitable growth;

  . Our innovative and progressive management teams, both at the parent company and in each line of business, have substantial tenure with Irwin and within the financial services industry. Our performance over the past 10 years was accomplished and is still guided by this core management team; and

  . Our product and geographic market diversification has allowed us to be opportunistic in new ventures and has resulted in a relatively stable revenue and earnings stream throughout various economic environments and cycles.

   At June 30, 2000, Irwin had total assets of $2 billion and shareholders' equity of $173 million. While continuing to grow our franchise, over the five- and ten-year periods ending December 31, 1999, respectively:

  . our return on average equity has averaged 21.47% and 21.31%;

  . our earnings per share has compounded at an average annual growth rate of 14.45% and 24.48%;

  . our book value per share has compounded at an average annual growth rate of 14.58% and 18.55%;

  . our annual net charge offs to average loans and leases averaged 0.40% and 0.44%; and

  . our ratio of year-end allowance for loan and lease losses to total average loans and leases averaged 1.46% and 1.44%.

   The following table summarizes Irwin's financial performance over the past five and a half years:

                               At or For
                           Six Months Ended                            At or For
                               June 30,                         Year Ended December 31,
                         ----------------------  ----------------------------------------------------------
                            2000        1999        1999        1998        1997        1996        1995
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                             (in thousands except per share data)
Net income.............. $   16,987  $   16,585  $   33,156  $   30,503  $   24,444  $   22,428  $   20,083
Earnings per share
 (diluted)..............       0.80        0.76        1.51        1.38        1.08        0.98        0.88
Total assets............  1,993,011   1,620,873   1,680,847   1,946,179   1,496,794   1,300,122   1,037,541
Total deposits..........  1,230,499     908,103     870,318   1,009,211     719,596     640,153     563,999
Loans held for sale.....    543,673     579,728     508,997     936,788     528,739     446,898     378,658
Loans and leases, net...    928,971     598,694     724,869     547,103     602,281     526,175     407,904
Total shareholders'
 equity.................    172,817     152,750     159,296     145,233     127,983     118,903      99,216

Return on average
 assets.................       1.88%       2.01%       2.01%       1.85%       1.94%       1.95%       2.28%
Return on average
 equity.................      20.64%      22.06%      21.51%      22.84%      19.80%      20.58%      22.60%
Net interest margin.....       5.57%       5.39%       5.36%       4.41%       4.95%       5.12%       4.93%

Business Strategy

   Our business strategy is to operate as an interrelated group of specialized financial services companies which focus on selected markets where competitive advantages are perceived and optimize the productivity of our capital base.

  . Interrelated Group of Specialized Financial Services Companies. We are organized into five principal lines of business: commercial banking, mortgage banking, home equity lending, equipment leasing, and venture capital. Each line of business has a separate management team who operate their niche as a separate business unit responsible for performance goals specific to that particular line of business. Our structure allows the senior management team of each line of business to focus their efforts on understanding their customers and meeting the needs of the markets they serve. This structure also promotes accountability among managers of each enterprise. At the same time, Irwin at the parent level works actively to add value to our lines of business through interaction with the management teams, capitalizing on interrelationships and providing centralized services, and overall organizational decisions. In addition, diversification among business lines makes our consolidated earnings less susceptible to economic and interest rate fluctuations than more traditional commercial banks. The following table shows our net income by line of business for the past five and a half years.

                         Net Income by Line of Business

                            Six Months
                               Ended
                             June 30,               Year Ended December 31,
                          ----------------  -------------------------------------------
                           2000     1999     1999     1998     1997     1996     1995
                          -------  -------  -------  -------  -------  -------  -------
                                              (in thousands)
Commercial banking......  $ 3,553  $ 3,516  $ 7,345  $ 6,509  $ 5,587  $ 4,254  $ 3,639
Mortgage banking........    6,249   11,570   23,063   28,853   21,300   20,422   19,331
Home equity lending.....    6,554    6,332   12,606   (6,668)   1,710     (816)  (3,220)
Equipment leasing.......   (1,799)     --      (843)     --       --       --       --
Venture capital.........    4,243      --       656      --       --       --       --
Other (including parent,
 medical equipment
 leasing and
 consolidating entries).   (1,813)  (4,833)  (9,671)   1,809   (4,153)  (1,432)     333
                          -------  -------  -------  -------  -------  -------  -------
Total consolidated net
 income.................  $16,987  $16,585  $33,156  $30,503  $24,444  $22,428  $20,083
                          =======  =======  =======  =======  =======  =======  =======

  . Focus on Selected Markets Where Competitive Advantages Are Perceived.
    When selecting markets to enter, we choose ones where we believe we have or can establish a sustainable competitive advantage based upon a dedication to customer service, responsive decision making and product innovation. We seek to operate in businesses where our skills are compatible with requirements for success and where we believe the parent company can add value.

  . Optimize the Productivity of Our Capital Base. We are highly regulated as to the amount of assets to equity we can have on a consolidated holding company basis and at Irwin Union Bank on a stand-alone basis. The amount of our regulatory capital affects the amount of assets that can be carried on our balance sheet. For this reason, our strategy is to balance growth between:

  . businesses that require us to carry assets on our balance sheet (and are, therefore, capital-intensive such as Irwin Union Bank), and

  . businesses that produce additional revenues and profits for us without adding proportionately to our asset size (less capital-intensive opportunities such as Irwin Mortgage).

   We believe that, by optimizing the productivity of our capital, we can produce a larger stream of revenues and profits from our capital base than if we focused principally on asset growth.

   The result of this strategy is that we derive a larger proportion of our revenue from fee income than from net interest income. For the six months ended June 30, 2000, 71.12% of our total revenues were derived from non-interest income compared to 75.16% for the first six months of 1999, and 28.88% of our total revenues were derived from net interest income during the first half of 2000 compared to 24.84% during the first half of 1999. Historically, we have also optimized our capital and enhanced our net interest margin by using Irwin Union Bank's ability to generate funding through deposits to provide a lower cost of funding than we could otherwise obtain through borrowings.

Major Lines of Business

   Irwin Financial Corporation is a regulated bank holding company. We conduct our commercial and consumer finance businesses through separate operating subsidiaries. Under this ownership structure, our separate businesses hold and fund the majority of their assets through the bank. This provides additional liquidity and results in regulatory oversight of each of our lines of business.

  . Commercial Banking. Irwin Union Bank is a full service commercial bank offering a wide variety of services to individuals, businesses, and institutional and governmental customers in selected markets. The bank focuses on credit and credit-related products for small businesses and business owners. In recent years, the bank has grown by selectively opening new offices in markets outside of the bank's historical markets in south-central Indiana. Irwin Union Bank currently has 20 banking facilities in Indiana, located throughout nine counties, primarily in the central and south-central portion of the state. The bank also has five banking branches outside Indiana: three branches in Michigan--located in Kalamazoo, established in June 1999; Grandville (near Grand Rapids), established in October 1999; and Traverse City, established in May 2000-- and one branch in Carson City, Nevada, established in December 1999. Irwin Union Bank also has loan production offices in Brentwood, Missouri (near St. Louis), established in 1999; Louisville, Kentucky, established in 2000, and Salt Lake City, Utah, established in 2000. Under its growth plan, Irwin Union Bank has targeted and expects to continue to target economically strong metropolitan markets where we believe customers have been negatively impacted by recent bank consolidation. In markets management identifies as attractive opportunities, the bank works to hire experienced bank officers who have strong local ties and who can focus on providing personalized lending services to small businesses in that market. The bank's strategy is to enter a new market only after recruiting a qualified leader. To facilitate our banking expansion plans, we have applied to the Office of Thrift Supervision to establish a federal savings bank subsidiary. The federal savings bank charter would enable us to expand into markets beyond where Irwin Union Bank is currently permitted to branch. The following table shows selected financial data of our commercial banking line of business.

          Selected Financial Data--Commercial Banking Line of Business

                             At or For
                         Six Months Ended                     At or For
                             June 30,                  Year Ended December 31,
                         ------------------  ------------------------------------------------
                           2000      1999      1999      1998      1997      1996      1995
                         --------  --------  --------  --------  --------  --------  --------
                                             (dollars in thousands)
Net income.............. $  3,553  $  3,516  $  7,345  $  6,509  $  5,587  $  4,254  $  3,639
Total assets............  950,887   656,443   789,560   607,992   539,233   503,507   440,035
Total loans.............  873,339   586,729   720,493   514,950   410,272   336,580   310,083
Total deposits..........  825,408   574,202   710,899   567,526   486,481   453,879   400,149
Nonperforming assets as
 a percentage of total
 assets.................     0.21%     0.20%     0.15%     0.31%     0.60%     0.76%     0.45%
Net charge-offs as a
 percentage of loans....     0.06%     0.06%     0.13%     0.11%     0.31%     0.33%     0.52%

  . Mortgage Banking. Irwin Mortgage originates, purchases and services conventional and government agency backed (i.e., FHA and VA) residential mortgage loans nationwide. Irwin Mortgage utilizes a niche strategy, focusing on first-time homeowners. The majority of its mortgage originations are either insured by an agency of the federal government or, in the case of conventional mortgages, meet requirements for resale to the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. This niche has provided Irwin Mortgage with an acceptable return on investment while focusing on loans with low credit risk attributes. Irwin Mortgage sells mortgage loans to institutional and private investors but may retain servicing rights to the loans that it originates or purchases from correspondents. This balance between mortgage loan originations and mortgage loan servicing provides an economic hedge against interest rate changes. In rising interest rate environments, the value of our mortgage servicing portfolio generally increases as prepayment expectations decline, and in declining interest rate environments, the value of our mortgage production franchise generally increases.

   In addition to the mortgage servicing portfolio shown on the balance sheet, Irwin Mortgage has servicing assets valued at $89.0 million as of June 30, 2000. These assets are not recorded on the balance sheet because of provisions in generally accepted accounting principles in effect at the time the assets were originated which have since changed.

   As a complement to its focus on government sponsored agency-insurable, first-time homeowners, Irwin Mortgage also originates, to a limited degree, non-prime first mortgage loans. This market is comprised of borrowers who do not qualify for first mortgages that conform to secondary market standards. These loans are sold on a non-recourse, service-released basis to private investors.

   Irwin Mortgage utilizes retail, wholesale, direct, and Internet channels to originate and purchase mortgage loans. At June 30, 2000, Irwin Mortgage operated 80 production and satellite offices in 28 states. Irwin Mortgage is currently our largest contributor to revenue, comprising 48.96% of total revenues for the six months ended June 30, 2000. The mortgage banking line of business accounted for 69.48% of total revenues for the same period in 1999. The following table shows selected financial data of our mortgage banking line of business.

           Selected Financial Data--Mortgage Banking Line of Business

                                At or For
                            Six Months Ended                            At or For Year
                                June 30,                              Ended December 31,
                         ----------------------- ------------------------------------------------------------
                            2000        1999        1999        1998        1997        1996         1995
                         ----------- ----------- ----------- ----------- ----------- ----------- ------------
                                                        (dollars in thousands)
Net income.............. $     6,249 $    11,570 $    23,063 $    28,853 $    21,300 $    20,422 $     19,331
Total mortgage
 originations...........   1,942,990   3,386,794   5,876,750   8,944,615   5,397,338   5,085,625   3,559 ,310
Owned first mortgage
 servicing portfolio....  10,261,375  10,714,259  10,488,112  11,242,470  10,713,549  10,810,988  10 ,301,914

  . Home Equity Lending. Irwin Home Equity, in conjunction with the bank, originates and services home equity loans and lines of credit nationwide. We either hold the loans in portfolio at the bank or sell them through securitization transactions, and Irwin Home Equity continues to service them. We generally recognize gain when we sell our loans through securitization. The loans are marketed through direct mail and telemarketing in 25 states and through Internet-based solicitations. We target creditworthy, homeowning consumers who are active unsecured credit card debt users. Target customers are pre-selected using proprietary models based on several criteria including the customer's previous use of credit. In 1997 and 1998, we significantly redesigned our product offerings to better position Irwin Home Equity in the future. We introduced new products with origination and prepayment fees and home equity loans with 125% loan-to-value ratios. Over 60% of our current home equity lending portfolio is protected with prepayment penalties. For the six months ended June 30, 2000, home equity loans with loan-to-value ratios greater than 100% made up 57.9% of our loan originations (including 37.5% from an acquired pool). We plan to continue in the near term to originate a high level of loans in this line of business that have high loan-to-value ratios. We also expect to continue to expand our home equity lending line of business through the development of new products, the extension of existing products to newly eligible customers, and by the addition of brokers, correspondents and Internet sites.

   The following table shows selected financial data of our home equity line of business.

         Selected Financial Data--Home Equity Lending Line of Business

                               At or For
                           Six Months Ended                      At or For
                               June 30,                   Year Ended December 31,
                          --------------------  -----------------------------------------------
                             2000       1999      1999      1998      1997      1996     1995
                          ----------  --------  --------  --------  --------  --------  -------
                                              (dollars in thousands)
Net interest income.....  $   13,483  $  9,334  $ 18,852  $  5,495  $  7,129  $  7,755  $ 1,828
Gain on sale of loans...      19,110    10,508    23,998    18,610    15,908     7,798    2,985
Fees....................       3,113     2,245     4,907     3,323     2,145       710       13
Total net revenues......      43,506    22,878    50,566    23,941    21,777    15,420    4,473
Total net income........       6,554     6,332    12,606    (6,668)    1,710      (816)  (3,220)
Loans and line of credit
 volume.................     408,073   194,240   439,507   389,673   214,518   169,120   87,420
Total servicing
 portfolio..............   1,154,009   685,003   842,403   581,241   358,166   230,450   86,691
Weighted average yield
 on lines of credit.....       13.72%    11.87%    12.72%    11.89%    12.96%    12.80%   13.61%
Weighted average yield
 on loans...............       12.67%    11.84%    12.33%    11.86%    13.97%    14.08%     -- %

  . Equipment Leasing. Irwin Business Finance originates and services small to medium-sized equipment leases and loans that to date have been held in portfolio at the bank. The leasing company began operations in January 2000. We source equipment leasing transactions from an established national network of brokers and vendors. We use a web-based e-commerce system that provides for automated credit scoring, documentation and portfolio management services. We recently acquired a 78% interest in Onset Capital Corporation, a Canadian small ticket leasing company. Onset's focus on vendor-based relationships should complement our existing U.S.-based leasing business.

  . Venture Capital. Irwin Ventures makes investments in early stage companies in the financial services industry and related fields. In August 1999, Irwin Ventures established Irwin Ventures Incorporated-- SBIC, which has received a Small Business Investment Company license. We expect to provide Irwin Ventures' portfolio companies the benefit of our management experience in the developing strategies and plans in the financial services marketplace. In addition, contacts made through venture activities are expected to benefit management of our other lines of business through the sharing of technologies and market opportunities.

   Our principal executive offices are located at 500 Washington Street, P.O. Box 929, Columbus, Indiana 47202-0929. Our telephone number is (812) 376-1020.

                         IFC Capital Trusts II and III

   Each trust is a newly formed financing subsidiary of Irwin. Upon issuance of the preferred securities and convertible preferred securities offered by this prospectus, the purchasers in this offering will own all of the issued and outstanding preferred securities of IFC Capital Trust II, and all of the issued and outstanding convertible preferred securities of IFC Capital Trust III. In exchange for our capital contribution to each of the trusts, we will own all of the common securities of each trust. Each trust exists exclusively for the following purposes:

  . issuing the preferred securities or convertible preferred securities, as the case may be, to the public for cash;

  . issuing the common securities to us;

  . investing the proceeds from the sale of its preferred and common securities in an equivalent amount of junior subordinated debentures for IFC Capital Trust II and convertible junior subordinated debentures for IFC Capital Trust III, to be issued by us; and

  . engaging in activities that are incidental to those listed above.

   Each trust's address is 500 Washington Street, P.O. Box 929, Columbus, Indiana 47202-0929, and the telephone number is (812) 376-1020.

                                  The Offering

                   Preferred Securities           Convertible Preferred
                                                        Securities

The issuer    IFC Capital Trust II.           IFC Capital Trust III.

Securities    1,800,000 preferred             2,000,000 convertible
being         securities, which represent     preferred securities, which
offered       preferred undivided             represent preferred undivided
              beneficial interests in the     beneficial interests in the
              assets of the trust. Those      assets of the trust. Those
              assets will consist solely of   assets will consist solely of
              the debentures and payments     the convertible debentures
              received on the debentures.     and payments received on the
                                              convertible debentures.

              The trust will sell the
              preferred securities to the
              public for cash. The trust
              will use that cash to buy the
              debentures from us.

                                              The trust will sell the
                                              convertible preferred
                                              securities to the public for
                                              cash. The trust will use that
                                              cash to buy the convertible
                                              debentures from us.

Offering      $25 per preferred security.     $10 per convertible preferred
price                                         security.

When          If you purchase the preferred   If you purchase the
distributions securities, you are entitled    convertible preferred
will be       to receive cumulative cash      securities, you are entitled
paid to you   distributions at a   % annual   to receive cumulative cash
              rate. Distributions will        distributions at a   % annual
              accumulate from the date the    rate. Distributions will
              trust issues the preferred      accumulate from the date the
              securities and will be paid     trust issues the convertible
              quarterly on March 31,          preferred securities and will
              June 30, September 30 and       be paid quarterly on March
              December 31 of each year,       31, June 30, September 30 and
              beginning December 31, 2000.    December 31 of each year,
              As long as the preferred        beginning December 31, 2000.
              securities are represented by   As long as the convertible
              a global security, the record   preferred securities

                   Preferred Securities           Convertible Preferred
                       (continued)                      Securities
                                                       (continued)

                                              are represented by a global
              date for distributions on the   security, the record date for
              preferred securities will be    distributions on the
              the business day prior to the   convertible preferred
              distribution date. We may       securities will be the
              defer the payment of cash       business day prior to the
              distributions, as described     distribution date. We may
              below.                          defer the payment of cash
                                              distributions, as described
                                              below.

When the      The debentures will mature      The convertible debentures
securities    and the preferred securities    will mature and the
must be       must be redeemed on September   convertible preferred
redeemed      30, 2030. We have the option,   securities must be redeemed
              however, to shorten the         on September 30, 2030. We
              maturity date to a date not     have the option, however, to
              earlier than September 30,      shorten the maturity date to
              2005. We will not shorten the   a date not earlier than
              maturity date unless we have    September 30, 2005 without
              received the prior approval     the payment of any premium
              of the Board of Governors of    amount, and to certain dates
              the Federal Reserve, if         between September 30, 2003
              required.                       and September 30, 2005 with
                                              the payment of specific
                                              premium amounts. We will not
                                              shorten the maturity date
                                              unless we have received the
                                              prior approval of the Board
                                              of Governors of the Federal
                                              Reserve, if required.

Redemption    The trust must redeem the       The trust must redeem the
before        preferred securities when the   convertible preferred
September     debentures are paid at          securities when the
30, 2030 is   maturity, or upon any earlier   convertible debentures are
possible      redemption of the debentures    paid at maturity, or upon any
              to the extent the debentures    earlier redemption of the
              are redeemed. We may redeem     convertible debentures to the
              all or part of the debentures   extent the debentures are
              at any time on or after         redeemed. We may redeem all
              September 30, 2005.             or part of the convertible
                                              debentures at any time on or
                                              after September 30, 2005
                                              without the payment of any
                                              premium amounts.

              In addition, we may redeem,
              at any time, all of the
              debentures if:


                 . there is a change in       We may redeem all or part of
                   existing laws or           the convertible debentures
                   regulations, or new        prior to September 30, 2005,
                   interpretation or          if we pay the following
                   application of these       redemption premium:
                   laws and regulations,
                   that causes the
                   interest we pay on the
                   debentures to no longer
                   be deductible by us for
                   federal income tax
                   purposes; or the trust
                   becomes subject to
                   federal income tax; or
                   the trust becomes or
                   will become subject to
                   other taxes or
                   governmental charges;

                                                 . on or after September
                                                   30, 2003 but before
                                                   September 30, 2004, we
                                                   pay a     % premium
                                                   over the principal
                                                   amount to be redeemed;
                                                   and

                                                 . on or after September
                                                   30, 2004 but before
                                                   September 30, 2005, we
                                                   pay a     % premium
                                                   over the principal
                                                   amount to be redeemed.

                 . there is a change in
                   existing laws or
                   regulations that
                   requires the trust to
                   register as an
                   investment company; or

                                              However, we may only use
                                              these early redemption rights
                                              when the fair market value of
                                              our common stock is at least
                                              125% of the conversion price
                                              of the convertible preferred
                                              securities for a period of 20

                 . there is a change in
                   the capital adequacy
                   guidelines of the
                   Federal Reserve that
                   results in the
                   preferred securities
                   not being counted as
                   Tier 1 capital.

                   Preferred Securities           Convertible Preferred
                       (continued)                      Securities
                                                       (continued)

                                              consecutive trading days
              We may also redeem the          ending within five business
              debentures at any time, and     days of the date of notice of
              from time to time, in an        redemption.
              amount equal to the
              liquidation amount of any
              preferred securities we
              purchase, plus a
              proportionate amount of
              common securities, but only
              in exchange for a like amount
              of the preferred securities
              and common securities then
              owned by us.

                                              In addition, we may redeem
                                              all of the convertible
                                              debentures, at any time,
                                              without premium, if:

                                                 . there is a change in
                                                   existing laws or
                                                   regulations, or new
                                                   interpretation or
                                                   application of these
                                                   laws and regulations,
                                                   that causes the
                                                   interest we pay on the
                                                   convertible debentures
                                                   to no longer be
                                                   deductible by us for
                                                   federal income tax
                                                   purposes; or the trust
                                                   becomes subject to
                                                   federal income tax; or
                                                   the trust becomes or
                                                   will become subject to
                                                   certain other taxes or
                                                   governmental charges;

              Redemption of the debentures
              prior to maturity will be
              subject to the prior approval
              of the Federal Reserve, if
              approval is then required. If
              your preferred securities are
              redeemed by the trust, you
              will receive the liquidation
              amount of $25 per preferred
              security, plus any accrued
              and unpaid distributions to
              the date of redemption.

                                                 . there is a change in
                                                   existing laws or
                                                   regulations that
                                                   requires the trust to
                                                   register as an
                                                   investment company; or

                                                 . there is a change in
                                                   the capital adequacy
                                                   guidelines of the
                                                   Federal Reserve that
                                                   results in the
                                                   convertible preferred
                                                   securities not being
                                                   counted as Tier 1
                                                   capital.

                                              We may also redeem the
                                              convertible debentures at any
                                              time, and from time to time,
                                              without premium, in an amount
                                              equal to the liquidation
                                              amount of any convertible
                                              preferred securities we
                                              purchase, plus a
                                              proportionate amount of
                                              common securities, but only
                                              in exchange for a like amount
                                              of the convertible preferred
                                              securities and common
                                              securities then owned by us.

                                              Redemption of the convertible
                                              debentures prior to maturity
                                              will be subject to the prior
                                              approval of the Federal
                                              Reserve, if approval is then
                                              required. If your convertible
                                              preferred securities are
                                              redeemed by the trust, you
                                              will receive the liquidation
                                              amount of $10 per convertible
                                              preferred security, plus any
                                              accrued and unpaid
                                              distributions to the date of
                                              redemption, plus the
                                              applicable premium, if any.

We have the   The trust will rely solely on   The trust will rely solely on
option to     payments made by us under the   payments made by us under the
extend the    debentures to pay               convertible debentures to pay
interest      distributions on the            distributions on the
payment       preferred securities. As long   convertible preferred
period        as we are not in default        securities. As long as we are
              under the                       not

                   Preferred Securities           Convertible Preferred
                       (continued)                      Securities
                                                       (continued)

                                              in default under the
              indenture relating to the       indenture relating to the
              debentures, we may, at one or   convertible debentures, we
              more times, defer interest      may, at one or more times,
              payments on the debentures      defer interest payments on
              for up to 20 consecutive        the convertible debentures
              quarters, but not beyond        for up to 20 consecutive
              September 30, 2030. If we       quarters, but not beyond
              defer interest payments on      September 30, 2030. If we
              the debentures:                 defer interest payments on
                                              the convertible debentures:


                 . the trust will also
                   defer distributions on        . the trust will also
                   the preferred                   defer distributions on
                   securities;                     the convertible
                                                   preferred securities;

                 . the distributions you
                   are entitled to will
                   accumulate; and

                                                 . the distributions you
                                                   are entitled to will
                                                   accumulate; and

                 . these accumulated
                   distributions will earn
                   interest at an annual
                   rate of     %,
                   compounded quarterly,
                   until paid.

                                                 . these accumulated
                                                   distributions will earn
                                                   interest at an annual
                                                   rate of     %,
                                                   compounded quarterly,
                                                   until paid.

              At the end of any deferral
              period, we will pay to the
              trust all accrued and unpaid
              interest under the
              debentures. The trust will
              then pay all accumulated and
              unpaid distributions to you.

                                              At the end of any deferral
                                              period, we will pay to the
                                              trust all accrued and unpaid
                                              interest under the
                                              convertible debentures. The
                                              trust will then pay all
                                              accumulated and unpaid
                                              distributions to you.

You will      If a deferral of payment        If a deferral of payment
still be      occurs, you will still be       occurs, you will still be
taxed if      required to recognize the       required to recognize the
distributions deferred amounts as income      deferred amounts as income
are           for United States federal       for United States federal
deferred      income tax purposes in          income tax purposes in
              advance of receiving these      advance of receiving these
              amounts, even if you are a      amounts, even if you are a
              cash basis taxpayer.            cash basis taxpayer.

Our           We guarantee the trust will     We guarantee the trust will
guarantee     use its assets to pay the       use its assets to pay the
of payment    distributions on the            distributions on the
              preferred securities and the    convertible preferred
              liquidation amount upon         securities and the
              liquidation of the trust.       liquidation amount upon
              However, the guarantee does     liquidation of the trust.
              not apply when the trust does   However, the guarantee does
              not have sufficient funds to    not apply when the trust does
              make the payments. If we do     not have sufficient funds to
              not make payments on the        make the payments. If we do
              debentures, the trust will      not make payments on the
              not have sufficient funds to    convertible debentures, the
              make payments on the            trust will not have
              preferred securities. In this   sufficient funds to make
              event, your remedy is to        payments on the convertible
              institute a legal proceeding    preferred securities. In this
              directly against us for         event, your remedy is to
              enforcement of payments under   institute a legal proceeding
              the debentures.                 directly against us for
                                              enforcement of payments under
                                              the convertible debentures.

We may        We may, at any time, dissolve   We may, at any time, dissolve the
distribute    the trust and distribute the    trust and distribute the
the           debentures to you, subject to   convertible debentures to you,
debentures    the prior approval of the       subject to the prior approval of
directly to   Federal Reserve, if required.   the Federal Reserve, if required.
you           If we distribute the            If we distribute the
              debentures, we

                   Preferred Securities           Convertible Preferred
                       (continued)                      Securities
                                                       (continued)

              will use our best efforts to    convertible debentures, we will
              list them on a national         use our best efforts to list them
              securities exchange or          on a national securities exchange
              comparable automated            or comparable automated quotation
              quotation system.               system.

How the       Our obligations under the       Our obligations under the
securities    preferred securities,           convertible preferred securities,
will rank     debentures and guarantee are    convertible debentures and
in right of   unsecured and will rank as      guarantee are unsecured and will
payment       follows with regard to right    rank as follows with regard to
              of payment:                     right of payment:


                 . the preferred                 . the convertible preferred
                   securities will rank            securities will rank
                   equally with the common         equally with the common
                   securities of the               securities of the trust.
                   trust. The trust will           The trust will pay
                   pay distributions on            distributions on the
                   the preferred                   convertible preferred
                   securities and the              securities and the common
                   common securities pro           securities pro rata.
                   rata. However, if we            However, if we default with
                   default with respect to         respect to the convertible
                   the debentures, then no         debentures, then no
                   distributions on the            distributions on the common
                   common securities of            securities of the trust or
                   the trust or our common         our common stock will be
                   stock will be paid              paid until all accumulated
                   until all accumulated           and unpaid distributions on
                   and unpaid                      the convertible preferred
                   distributions on the            securities have been paid;
                   preferred securities
                   have been paid;

                                                 . our obligations under the
                                                   convertible debentures and
                                                   the guarantee are unsecured
                                                   and generally will rank:

                 . our obligations under
                   the debentures and the
                   guarantee are unsecured
                   and generally will
                   rank:

                                                   . junior in priority to our
                                                     existing and future senior
                                                     and subordinated
                                                     indebtedness;

                   . junior in priority to
                     our existing and
                     future senior and
                     subordinated
                     indebtedness;

                                                   . junior in priority to our
                                                     subordinated debentures
                                                     associated with the $50
                                                     million of trust preferred
                                                     securities that an
                                                     affiliated trust of ours
                                                     currently has outstanding;
                                                     and

                   . equal to our
                     subordinated
                     debentures associated
                     with the $50 million
                     of trust preferred
                     securities that an
                     affiliated trust of
                     ours currently has
                     outstanding; and

                                                 . junior in priority to the
                                                   debentures that we will be
                                                   issuing to IFC Capital
                                                   Trust II; and


                 . senior to the                 . because we are a holding
                   convertible debentures          company, the convertible
                   that we will be issuing         debentures and the
                   to IFC Capital Trust            guarantee will effectively
                   III; and                        be subordinated to all
                                                   depositors' claims, as well
                                                   as existing and future
                                                   liabilities of our
                                                   subsidiaries.

                 . because we are a
                   holding company, the
                   debentures and the
                   guarantee will
                   effectively be
                   subordinated to all
                   depositors' claims, as
                   well as existing and
                   future liabilities of
                   our subsidiaries.

                   Preferred Securities           Convertible Preferred
                       (continued)                      Securities
                                                       (continued)

Voting        Except in limited               Except in limited
rights of     circumstances, holders of the   circumstances, holders of the
the           preferred securities will       convertible preferred
preferred     have no voting rights.          securities will have no
securities                                    voting rights.



Proposed      IRWNO.                          IRWNN.
Nasdaq
National
Market
symbol

You will      The preferred securities will   The convertible preferred
not receive   be represented by a global      securities will be
certificates  security that will be           represented by a global
              deposited with and registered   security that will be
              in the name of The Depository   deposited with and registered
              Trust Company, New York, New    in the name of The Depository
              York, or its nominee. This      Trust Company, New York, New
              means that you will not         York, or its nominee. This
              receive a certificate for the   means that you will not
              preferred securities, and       receive a certificate for the
              your beneficial ownership       convertible preferred
              interests will be recorded      securities, and your
              through the DTC book-entry      beneficial ownership
              system.                         interests will be recorded
                                              through the DTC book-entry
                                              system.


How the       The trust will invest all of    The trust will invest all of
proceeds of   the proceeds from the sale of   the proceeds from the sale of
this          the preferred securities in     the convertible preferred
offering      the debentures. We estimate     securities in the convertible
will be       that the net proceeds to us     debentures. We estimate that
used          from the sale of the            the net proceeds to us from
              debentures to the trust,        the sale of the convertible
              after deducting offering        debentures to the trust,
              expenses and underwriting       after deducting offering
              commissions, will be            expenses and underwriting
              approximately $                 commissions, will be
              million. The purpose of the     approximately $
              offering is to increase our     million. The purpose of the
              regulatory capital and          offering is to increase our
              support the operations of our   regulatory capital and
              subsidiaries.                   support the operations of our
                                              subsidiaries.

Conversion    The preferred securities are    Each convertible preferred
into common   not convertible into our        security is convertible on or
stock         common stock.                   after November 30, 2000, at
                                              the option of the holder into
                                              shares of our common stock,
                                              at the initial conversion
                                              ratio of    shares of common
                                              stock for each convertible
                                              preferred security
                                              (equivalent to an initial
                                              conversion price of $    per
                                              share of common stock),
                                              subject to adjustment under
                                              certain circumstances. The
                                              last reported sales price of
                                              our common stock on the
                                              Nasdaq National Market on
                                              September   , 2000, was
                                              $     . If you want to
                                              convert a convertible
                                              preferred security, the
                                              conversion agent will
                                              exchange your convertible
                                              preferred security for the
                                              appropriate principal amount
                                              of convertible

                   Preferred Securities           Convertible Preferred
                       (continued)                      Securities
                                                       (continued)

                                              debentures held by the trust
                                              and immediately convert the
                                              convertible debentures into
                                              shares of our common stock.
                                              You will receive cash in lieu
                                              of fractional shares.
                                              However, you will not receive
                                              cash or additional shares of
                                              our common stock to
                                              compensate you for any
                                              accrued but unpaid
                                              distributions on the
                                              convertible preferred
                                              security through the time of
                                              conversion. These accrued
                                              amounts will be forfeited.

   Before purchasing the preferred securities or the convertible preferred securities being offered, you should carefully consider the "Risk Factors" beginning on page 16.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data presented below for, and as of the end of, each of the years in the five-year period ended December 31, 1999, are derived from our historical financial statements. Our consolidated financial statements for the five years ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants. The summary data presented below for the six-month periods ended June 30, 2000 and 1999, are derived from our unaudited financial statements. In our opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results as of or for the six-month periods indicated have been included. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and our Quarterly Report on Form 10-Q for the period ended June 30, 2000. Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the six-month period ended June 30, 2000, are not necessarily indicative of results that may be expected for the entire year ending December 31, 2000.

                           Six Months Ended
                               June 30,                         Year Ended December 31,
                         ----------------------  ----------------------------------------------------------
                            2000        1999        1999        1998        1997        1996        1995
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                        (dollars in thousands, except per share data)
Statements of Income
 Data:
 Net interest income.... $   41,823  $   35,708  $   71,819  $   63,898  $   54,859  $   50,020  $   37,320
 Provision for loan and
  lease losses..........     (2,254)     (3,531)     (4,443)     (5,995)     (6,238)     (4,553)     (3,198)
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  loan and lease
  losses................     39,569      32,177      67,376      57,903      48,621      45,467      34,122
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Non-interest income:
   Loan origination
    fees................     16,566      26,028      47,007      60,013      41,370      43,779      32,133
   Gain on sales of
    loans...............     40,320      57,416      68,851      75,201      39,210      34,248      21,006
   Loan servicing fees..     29,923      31,375      60,581      57,284      53,257      46,877      36,156
   Amortization and
    impairment of
    servicing assets....    (12,809)     (5,902)    (15,702)    (35,388)    (16,355)    (14,331)     (4,865)
   Gain on sale of
    servicing assets....      5,723       2,829      37,801      43,308      32,631      16,378      15,271
   Trading gains
    (losses)............      8,291     (10,386)     (8,296)      1,366      (1,961)        --          --
   Gain from sale of
    leasing assets......        --          --          --        5,241         --          --          --
   Other................     15,003       6,701      13,827      11,832       8,696       8,699       9,551
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
   Total non-interest
    income..............    103,017     108,061     204,069     218,857     156,848     135,650     109,252
 Non-interest expense...    111,972     109,829     214,111     221,206     158,818     143,829     110,925
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Income before income
  taxes.................     30,614      30,409      57,334      55,554      46,651      37,288      32,449
 Provision for income
  taxes.................     11,279      11,476      19,481      20,354      17,734      14,860      12,366
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income before
  distributions on
  securities............     19,335      18,933      37,853      35,200      28,917      22,428      20,083
 Distribution on trust
  preferred securities..      2,348       2,348       4,697       4,697       4,473         --          --
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income available
  to common
  shareholders.......... $   16,987  $   16,585  $   33,156  $   30,503  $   24,444  $   22,428  $   20,083
                         ==========  ==========  ==========  ==========  ==========  ==========  ==========
 Mortgage loan
  originations.......... $1,942,990  $3,386,794  $5,876,750  $8,944,615  $5,397,338  $5,085,625  $3,559,310
 Home equity loan
  originations..........    408,073     194,240     439,507     389,673     214,518     169,120      87,420
Common Share Data:
 Net income per common
  share:
   Basic................ $     0.81  $     0.77  $     1.54  $     1.40  $     1.10  $     0.99  $     0.89
   Diluted..............       0.80        0.76        1.51        1.38        1.08        0.98        0.88
 Cash dividends per
  common share..........       0.12        0.10        0.20        0.16        0.14        0.12        0.11
 Equity available to
  common shareholders
  (at end of period)....       8.17        7.09        7.55        6.70        5.82        5.23        4.38
 Dividend payout ratio..      14.82%      13.04%      12.93%      11.39%      12.74%      12.15%      12.36%

                           Six Months Ended
                               June 30,                          Year Ended December 31,
                         ----------------------  -----------------------------------------------------------
                            2000        1999        1999        1998        1997        1996        1995
                         ----------  ----------  ----------  ----------  ----------  ----------  -----------
                                         (dollars in thousands, except per share data)
Selected Consolidated
 Financial Condition
 Data (at end of
 period):
 Assets................. $1,993,011  $1,620,873  $1,680,847  $1,946,179  $1,496,794  $1,300,122  $ 1,037,541
 Deposits...............  1,230,499     908,103     870,318   1,009,211     719,596     640,153      563,999
 Loans held for sale....    543,673     579,728     508,997     936,788     528,739     446,898      378,658
 Loans and leases.......    939,025     608,506     733,424     556,991     611,093     533,050      412,524
 Allowance for loan and
  lease losses..........     10,054       9,812       8,555       9,888       8,812       6,875        5,033
 Shareholders' equity...    172,817     152,750     159,296     145,233     127,983     118,903       99,216
 Owned first mortgage
  servicing portfolio... 10,261,375  10,714,259  10,488,112  11,242,470  10,713,549  10,810,988  10 ,301,914
 Managed home equity
  portfolio.............  1,154,009     685,003     842,403     581,241     358,166     230,450       86,691
Selected Financial
 Ratios:
 Performance Ratios:
   Net interest
    margin(1)(2)(3).....       5.57%       5.39%       5.36%       4.41%       4.95%       5.12%        4.93%
   Non-interest income
    to revenues(4)......      71.12       75.16       73.97       77.40       74.09       73.06        74.54
   Efficiency ratio(5)..      77.31       76.39       77.61       78.23       75.02       77.46        75.68
   Return on average
    assets(1)...........       1.88        2.01        2.01        1.85        1.94        1.95         2.28
   Return on average
    equity(1)...........      20.64       22.06       21.51       22.84       19.80       20.58        22.60
   Average loan-to-
    average deposit
    ratio...............       0.83        0.60        0.68        0.67        0.82        0.79         0.70
   Average interest-
    earning assets to
    average interest-
    bearing liabilities.       1.18        1.32        1.33        1.35        1.38        1.30         1.22
Asset Quality Ratios:
   Non-performing loans
    and leases to total
    loans and leases....       0.43%       1.31%       0.59%       2.13%       1.26%       1.35%        0.62%
   Allowance for
    possible loan and
    lease losses to:
     Total loans and
      leases............       1.07        1.60        1.17        1.78        1.45        1.29         1.22
     Non-performing
      loans and leases..     247.21      122.25      198.72       84.28      114.72       95.81       197.14
   Net charge-offs to
    average loans and
    leases(1)...........       0.18        0.24        0.27        0.33        0.46        0.36         0.57
   Net charge-offs to
    managed home equity
    portfolio(1)........        --          --          --         0.04        0.09        0.02         0.35
   Net charge-offs to
    owned first mortgage
    servicing
    portfolio(1)........        --          --          --          --          --          --           --
   Non-performing assets
    to total assets (at
    end of period)......       0.33        0.59        0.48        0.78        0.64        0.72         0.27
 Capital Ratios:
   Average shareholders'
    equity to average
    assets..............       9.10%       9.11%       9.33%       8.09%       9.78%       9.46%       10.07%
   Tier 1 capital ratio.       9.50       12.11       11.39       11.56       13.56       12.20        12.99
   Tier 1 leverage
    ratio...............      12.06       12.34       12.77       10.51       12.06        9.84        10.57
   Total risk-based
    capital ratio.......      11.24       12.70       13.50       12.25       14.85       12.88        13.64
 Ratio of earnings to
  fixed charges(6):
   Including deposit
    interest............       1.72x       1.98x       1.88x       1.79x       1.86x       1.90x        2.14x
   Excluding deposit
    interest............       2.49        2.62        2.54        2.25        2.45        2.56         3.37

--------
(1) Certain financial ratios for interim periods have been annualized.
(2) Net interest income divided by average interest-earning assets.
(3) Calculated on a tax-equivalent basis.
(4) Revenues consist of net interest income plus non-interest income.
(5) Non-interest expense less non-interest income divided by average total assets.
(6) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus interest expense. Fixed charges consist of interest expense plus distributions on preferred securities.

                                  RISK FACTORS

   An investment in the preferred securities and the convertible preferred securities involves a number of risks. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors in evaluating an investment in Irwin and the trusts before you purchase any of the preferred securities or the convertible preferred securities offered by this prospectus.

   Because each trust will rely on the payments it receives on the debentures it owns to fund all payments on the preferred securities or the convertible preferred securities, and because each trust may distribute the debentures it owns in exchange for the preferred securities that it issues, you are making an investment decision that relates to the debentures being issued by us as well as the preferred securities or the convertible preferred securities. You should carefully review the information in this prospectus about the preferred securities, the convertible preferred securities, the debentures, the convertible debentures and the guarantees.

   Because the convertible preferred securities are convertible into our common stock as described in this prospectus, prospective purchasers of convertible preferred securities are also making an investment decision with regard to our common stock. For this reason, you should also carefully review the information in this prospectus and in the documents incorporated by reference about our business and our common stock.

         Risks Related to an Investment in Irwin Financial Corporation

Our overall financial performance will likely depend more significantly on the results of our different specialized financial services businesses than on our commercial banking business

   We operate in diversified financial services businesses, and in recent years the performance of our mortgage banking and home equity lending businesses have had a larger effect on our consolidated results than our commercial banking line of business. Our future earnings will also be affected by the performance of our two newer businesses, Irwin Business Finance, which we started operating at the beginning of 2000 and recently expanded, and Irwin Ventures which we started in August 1999. We may reduce or exit current lines of business and pursue other lines of business if we believe other financial service niches offer us more attractive opportunities. We could be adversely affected by costs associated with implementing this strategy and uncertainties involved in new lines of business. There can be no assurance that we will be successful in evaluating the risk/reward attributes of the financial service or product niches we choose to pursue.

We may be adversely affected by interest rate changes

   We and our subsidiaries are subject to interest rate risk in all aspects of our finance business, although interest rate sensitivity impacts our various lines of business differently. Changes in interest rates will likely affect the pricing of loans and deposits and the value that we can recognize on the sale of mortgage and home equity loan originations or servicing portfolios. Interest rates tend to have opposite effects on the loan production aspect and the servicing aspect of these two lines of business. Changes in interest rates may also expose us to write-downs in the carrying value of servicing assets and to trading losses related to interest-only instruments that we often retain when selling or securitizing home equity loans.

   Like other banks and financial institutions, Irwin Union Bank and Irwin Business Finance are principally dependent on earnings derived from net interest income resulting from the difference between interest earned on loans and investments and the interest expense paid on deposits and other borrowings. Our interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the Federal Reserve.

   Although we have taken measures intended to manage the risks of operating in a changing interest rate environment, we may not be able to effectively mitigate interest rate sensitivity. In addition, there are costs associated with our risk management techniques, and these costs could be substantial. Our strategies include, but are not limited to, modeling interest rate scenarios, using financial hedging instruments, match-funding certain loan assets, selling selected servicing rights and maintaining a strong loan production operation to offset interest rate risk.

Our operations may be adversely affected if we are unable to secure adequate funding; our reliance on wholesale funding sources exposes us to potential liquidity risk

   Due to balance sheet growth and increased competition for deposits in Irwin Union Bank's markets, we have in recent months increased our reliance on wholesale funding, including short-term credit facilities, Federal Home Loan Bank borrowings and brokered deposits. Wholesale funding sources have in the past proven to be somewhat volatile in our industry depending on the varying levels of confidence these investors have in commercial and consumer finance businesses. For this reason, the continued availability to us of these funding sources is uncertain, and we could be adversely impacted if our specialized financial services niches fall out of favor with wholesale lenders. Our financial flexibility will be severely constrained if we are unable to renew our wholesale funding or if adequate financing is not available in the future at acceptable rates of interest. We may not have sufficient liquidity to continue to fund new loan or lease originations, and we could need to liquidate loans or other assets unexpectedly in order to repay obligations as they mature. We regularly resell the majority of our mortgage loan originations into the secondary market, and Irwin Home Equity and Irwin Business Finance also seek to sell loans into the secondary market in the regular course of business as a source of liquidity. At times, some of our financial assets, such as nontraditional, nonprime mortgage and high loan-to-value home equity loans, may not be readily marketable, and we may not be able to sell assets when required at favorable prices. This could adversely affect our earnings and our ability to pay interest on the debentures.

We have credit risk inherent in the asset portfolios that we own as well as in certain assets that we have sold but continue to service

   Some borrowers may not repay loans that we make to them. This risk is inherent in our finance businesses. Like all financial institutions, we maintain an allowance for loan and lease losses to absorb the level of losses that we think is probable in the portfolios that we own, but our allowance for loan and lease losses may not be sufficient to cover the loan and lease losses that we may actually incur. While we maintain a reserve at a level management believes is adequate, our charge-offs could exceed these reserves. In particular, at June 30, 2000, approximately 44.77% of our total managed home equity portfolio consisted of high loan-to-value loans that are not fully collateralized by interests in real estate. If we experience defaults in these loans to a greater extent than we anticipated, this could adversely affect our ability to pay interest on the debentures.

   In our home equity lending line of business, some assets are reflected on our balance sheet at the net present value of the future revenue stream of the instruments measured at the time we sell the underlying portfolio of loans. Payment defaults by borrowers on the related loans will cause deterioration in the value of these assets. If we do not collect the interest we expected, our future earnings will be adversely affected because we are required to record a trading loss equal to the amount the asset is impaired.

Our business may be adversely affected by the highly regulated environment in which we operate

   Irwin and our subsidiaries are subject to extensive federal and state regulation and supervision. Recently enacted, proposed and future legislation and regulations have had, will continue to have or may have significant impact on the financial services industry. Changes in regulation or government policies could increase our costs of doing business and could adversely affect our operations.

Ownership of our common stock is concentrated in persons affiliated with us

   Our chairman, William I. Miller, has voting control over more than 50% of our common stock. Together with Mr. Miller, directors and executive officers of Irwin beneficially own approximately 57% of our common stock. These persons have the ability to control the outcome of all shareholder votes and to direct our affairs and business. This voting power would enable them to cause actions to be taken that may prove to be inconsistent with the interests of non-affiliated shareholders.

Our future success is dependent on our ability to compete effectively in various highly competitive industries

   The financial services business, including commercial banking, mortgage banking, home equity lending and leasing, is highly competitive, and we and our operating subsidiaries encounter strong direct competition for deposits, loans and other financial services in all of our market areas in each of our lines of business. Our principal competitors include other commercial banks, savings banks, savings and loan associations, mutual funds, money market funds, finance companies, trust companies, insurers, leasing companies, credit unions, mortgage companies, private issuers of debt obligations, venture capital firms, and suppliers of other investment alternatives, such as securities firms. Many of our non-bank competitors are not subject to the same degree of regulation as that imposed on bank holding companies, federally insured Indiana chartered banks or federal savings banks. As a result, such non-bank competitors have advantages over us in providing certain services. Many of these financial institutions, lending and leasing companies and other businesses are significantly larger than Irwin and have greater access to capital and other resources. In addition, our ability to compete effectively in our lines of business is also dependent on our ability to adapt successfully to technological changes within the banking and financial services industries generally.

         Risks Related to an Investment in the Preferred Securities and
                      the Convertible Preferred Securities

If we do not make interest payments under the debentures or the convertible debentures, the related trust will be unable to pay distributions and liquidation amounts. The guarantee would not apply because the guarantee covers payments only if the trust has funds available

   Each trust will depend solely on our payments on the debentures or the convertible debentures to pay amounts due to you on the preferred securities or the convertible preferred securities, as the case may be. If we default on our obligation to pay the principal or interest on the debentures or the convertible debentures, the applicable trust will not have sufficient funds to pay distributions or the liquidation amount on the related preferred securities. In that case, you will not be able to rely on the applicable guarantee for payment of these amounts because the guarantee only applies if the applicable trust has sufficient funds to make distributions or to pay the liquidation amount. Instead, you or the applicable property trustee will have to institute a direct action against us to enforce the property trustee's rights under the indenture relating to the debentures or the convertible debentures, as the case may be.

To the extent we must rely on dividends from our subsidiaries to make interest payments on the debentures or the convertible debentures to the applicable trust, our available cash flow may be restricted

   We are a holding company and substantially all of our assets are held by our subsidiaries, principally at Irwin Union Bank. Our ability to make payments on the debentures and the convertible debentures when due will depend primarily on available cash resources at the bank holding company and dividends from our subsidiaries. Dividend payments or extensions of credit from the bank are subject to regulatory limitations, generally based on capital levels and current and retained earnings, imposed by the various regulatory agencies with authority over our banking subsidiary. The ability of our subsidiaries to pay dividends is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements. Our subsidiaries may not be able to pay dividends in the future.

The debentures, the convertible debentures and the guarantees rank lower than most of our other indebtedness and our holding company structure effectively subordinates any claims against us to those of our subsidiaries' creditors

   Our obligations under the debentures, the convertible debentures and the guarantees are unsecured and will rank junior in priority of payment to our existing and future senior and subordinated indebtedness, which totaled $92.6 million of outstanding principal amount at June 30, 2000. The issuance of the debentures, the convertible debentures, the preferred securities and the convertible preferred securities does not limit our ability or the ability of our subsidiaries to incur additional indebtedness, guarantees or other liabilities.

   Because we are a holding company, the creditors of our subsidiaries, including depositors, also will have priority over you in any distribution of our subsidiaries' assets in liquidation, reorganization or otherwise. Accordingly, the debentures, the convertible debentures and the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should look only to our assets for payments on the preferred securities, the convertible preferred securities, the debentures and the convertible debentures.

We have the option to defer interest payments on the debentures and the convertible debentures for substantial periods

   We may, at one or more times, defer interest payments on the debentures and the convertible debentures for up to 20 consecutive quarters. If we defer interest payments on the debentures or the convertible debentures, the applicable trust will defer distributions on the preferred securities or the convertible preferred securities, as the case may be, during any deferral period. During a deferral period, you will be required to recognize as income for federal income tax purposes the amount approximately equal to the interest that accrues on your proportionate share of the debentures or the convertible debentures, held by the applicable trust in the tax year in which that interest accrues, even though you will not receive these amounts until a later date.

   You will also not receive the cash related to any accrued and unpaid interest from the applicable trust if you sell the preferred securities or the convertible preferred securities, as the case may be, before the end of any deferral period. During a deferral period, accrued but unpaid distributions will increase your tax basis in the preferred securities or the convertible preferred securities, as the case may be. If you sell the preferred securities or the convertible preferred securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

   We do not currently intend to exercise our rights to defer interest payments on the debentures or the convertible debentures. However, if we do defer interest payments, the market price of the preferred securities or the convertible preferred securities, as the case may be, would likely be adversely affected. The preferred securities or the convertible preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures or the convertible debentures. If you sell the preferred securities or the convertible preferred securities during a deferral period, you may not receive the same return on investment as someone who continues to hold the preferred securities or the convertible preferred securities. Because of our right to defer interest payments, the market price of the preferred securities and the convertible preferred securities may be more volatile than the market prices of other securities without the deferral feature.

We have made only limited covenants in the indenture and the trust agreement

   The indentures governing the debentures and the convertible debentures and the trust agreements governing the trusts do not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity. The instruments do not protect holders of the debentures, the convertible debentures, the preferred securities or the convertible preferred securities in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the indentures nor the trust agreements limit our ability or the ability of any subsidiary to incur additional indebtedness. Therefore, you should not consider the provisions of these governing instruments as a significant factor in evaluating whether we will be able to comply with our obligations under the debentures, the convertible debentures, or the guarantees.

We may redeem the debentures and the convertible debentures before September 30, 2030

   Under the following circumstances, we may redeem the debentures or the convertible debentures or both before their stated maturity without payment of premium:

  . We may redeem the debentures and the convertible debentures, in whole or in part, at any time on or after September 30, 2005.

  . We may redeem the debentures and the convertible debentures in whole, but not in part, within 180 days after certain occurrences at any time during the life of the trust. These occurrences may include adverse tax, investment company or bank regulatory developments.

   We have additional rights to redeem the convertible debentures early under certain conditions. See the discussion under "--Additional Risks Related to the Convertible Preferred Securities."

   You should assume that an early redemption may be attractive to us if we are able to obtain capital at a lower cost than we must pay on the debentures or the convertible debentures or if it is otherwise in our interest to redeem the debentures or the convertible debentures. If the debentures or the convertible debentures are redeemed, the applicable trust must redeem preferred securities or convertible preferred securities, as the case may be, having an aggregate liquidation amount equal to the aggregate principal amount of debentures or the convertible debentures redeemed, and you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the preferred securities or convertible preferred securities, as the case may be.

We can distribute the debentures and the convertible debentures to you, which may have adverse tax consequences for you; this right could also adversely affect the market price of the preferred securities and the convertible preferred securities

   Each trust may be dissolved at any time before maturity of the debentures or the convertible debentures, as the case may be. If this happens, the trustees may distribute the debentures or the convertible debentures, as the case may be, to you under the terms of the related trust agreement.

   We cannot predict the market prices for the debentures or the convertible debentures that may be distributed in exchange for preferred securities or convertible preferred securities, as the case may be, upon liquidation of the applicable trust. The preferred securities and the convertible preferred securities, or the debentures and the convertible debentures that you may receive if the applicable trust is liquidated, may trade at a discount to the price that you paid to purchase the preferred securities or convertible preferred securities, as the case may be. Because you may receive debentures or the convertible debentures, your investment decision with regard to the preferred securities or convertible preferred securities will also be an investment decision with regard to the debentures and the convertible debentures, as the case may be. You should carefully review all of the information contained in this prospectus regarding the debentures and the convertible debentures.

   Under current interpretations of United States federal income tax laws supporting classification of each of the trusts as a grantor trust for tax purposes, a distribution of the debentures or the convertible debentures to you upon the dissolution of the applicable trust would not be a taxable event to you. Nevertheless, if the applicable trust is classified for United States income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the debentures or the convertible debentures, as the case may be, would be a taxable event to you. In addition, if there is a change in law, a distribution of the debentures or the convertible debentures upon the dissolution of the applicable trust could be a taxable event to you.

There is no current public market for the preferred securities or the convertible preferred securities and their market prices may be subject to significant fluctuations

   There is currently no public market for the preferred securities or the convertible preferred securities. Although we have applied to have the preferred securities and the convertible preferred securities included on the Nasdaq National Market, there is no guarantee that an active or liquid trading market will develop for the preferred securities or the convertible preferred securities or that the quotation of the preferred securities or the convertible preferred securities will continue on the Nasdaq National Market. If an active trading market does not develop, the market price and liquidity of the preferred securities or the convertible preferred securities, as the case may be, will be adversely affected. Even if an active public market does develop, there is no guarantee that the market price for the preferred securities or the convertible preferred securities will equal or exceed the price you pay for the preferred securities or the convertible preferred securities.

   Future trading prices of the preferred securities and the convertible preferred securities may be subject to significant fluctuations in response to prevailing interest rates, our future operating results and financial condition, the market for similar securities and general economic and market conditions. The initial public offering price of the preferred securities and the convertible preferred securities has been set at the applicable liquidation amount of the preferred securities or the convertible preferred securities, as the case may be, and may be greater than the market price of the applicable security following the offering.

   The market price for the preferred securities or the convertible preferred securities and the debentures or the convertible debentures, as the case may be, that you may receive in a distribution, is also likely to decline during any period that we are deferring interest payments on the debentures or the convertible debentures, as the case may be.

You must rely on the applicable property trustee to enforce your rights if there is an event of default under either indenture

   You may not be able to directly enforce your rights against us if an event of default under the applicable indenture occurs. If an event of default under the applicable indenture occurs and is continuing, this event will also be an event of default under the applicable trust agreement. In that case, you must rely on the enforcement by the applicable property trustee of its rights as holder of the debentures or the convertible debentures, as the case may be, against us. The holders of a majority in liquidation amount of the preferred securities or convertible preferred securities, as the case may be, will have the right to direct the applicable property trustee to enforce its rights. If the property trustee does not enforce its rights following an event of default and a request by the record holders to do so, any record holder may, to the extent permitted by applicable law, take action directly against us to enforce the applicable property trustee's rights. If an event of default occurs under the applicable trust agreement that is attributable to our failure to pay interest or principal on the debentures or the convertible debentures, as the case may be, or if we default under the applicable guarantee, you may proceed directly against us. You will not be able to exercise directly any other remedies available to the holders of the debentures or the convertible debentures, as the case may be, unless the applicable property trustee fails to do so.

As a holder of preferred securities or convertible preferred securities you have limited voting rights

   Holders of preferred securities and convertible preferred securities have limited voting rights. Your voting rights pertain primarily to amendments to the applicable trust agreement. In general, only we can replace or remove any of the trustees. However, if an event of default under the applicable trust agreement occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the preferred securities or convertible preferred securities, as the case may be, may replace the applicable property trustee and the applicable Delaware trustee.

        Additional Risks Related to the Convertible Preferred Securities

We may redeem the convertible debentures earlier than September 30, 2005 in certain circumstances

   As long as the fair market value of our common stock has been at least 125% of the conversion price of the convertible preferred securities for a period of 20 consecutive trading days ending within five business days of the date of notice of redemption, we have the option to redeem any or all of the outstanding convertible debentures prior to maturity in the following circumstances:

  . on or after September 30, 2003 but before September 30, 2004, upon
    payment of a redemption premium equal to    % of the principal amount to
    be redeemed, plus any accrued and unpaid interest on the convertible debentures to the date of redemption; and

  . on or after September 30, 2004 but before September 30, 2005, upon
    payment of a redemption premium equal to    % of the principal amount to
    be redeemed, plus any accrued and unpaid interest on the convertible debentures to the date of redemption.

The convertible debentures are more deeply subordinated and will rank lower than debentures issued in connection with our other trust preferred financings

   The convertible debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future, and will be further subordinated to any debt issued in connection with trust preferred securities intended to qualify for "Tier 1" capital treatment unless those debt securities are also convertible into our common stock. Therefore, the $50 million of subordinated debentures we issued to IFC Capital Trust I and the debentures that we will be issuing to IFC Capital Trust II will rank senior to the convertible debentures that we will be issuing to IFC Capital Trust III.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Irwin intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements may include, among other things:

   . statements relating to projected growth; anticipated improvements in earnings, earnings per share, and other financial performance measures; and management's long term performance goals;

   . statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

   . statements relating to our business and growth strategies, including potential acquisitions; and

   . any other statements which are not historical facts.

   Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the "Risk Factors" section of this prospectus.

                                USE OF PROCEEDS

   The trusts will invest all of the proceeds from the sale of the preferred securities and the convertible preferred securities in the corresponding debentures and convertible debentures. We anticipate that the net proceeds to Irwin from the sale of the debentures and convertible debentures will be
approximately $     million after deduction of offering expenses, estimated to be $440,000, and deduction of underwriting commissions.

   The purpose of the offering is to provide capital to fund continued growth at our subsidiaries and for general corporate purposes. We expect to contribute the majority of the net proceeds to Irwin Union Bank to fund loans, including commercial loans, home equity loans and leases from our various lines of business.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

   Our common stock is quoted on The Nasdaq National Market under the symbol "IRWN." The following table sets forth the high and low sales prices and cash dividends declared per share of common stock for the periods indicated. All information has been adjusted for stock splits.

                                                     Price Range
                                                   --------------- Dividends
                                                    High     Low   Declared
                                                   ------- ------- --------- ---
Year Ended December 31, 1998
  First quarter................................... $ 28.25 $ 19.50   $0.04
  Second quarter..................................   30.00  25.125    0.04
  Third quarter...................................   37.00   20.50    0.04
  Fourth quarter..................................   31.00  20.125    0.04
Year Ended December 31, 1999
  First quarter................................... $28.875 $ 20.00   $0.05
  Second quarter..................................   25.50   17.50    0.05
  Third quarter...................................   25.00   19.33    0.05
  Fourth quarter..................................  22.875   17.00    0.05
Year Ending December 31, 2000
  First quarter................................... $18.313 $13.563   $0.06
  Second quarter..................................   18.50  14.375    0.06
  Third quarter (through September   )............

   As of August 22, 2000, there were approximately 1,715 holders of record of our common stock. The last reported sales price of the common stock on Nasdaq
on September   , 2000, was $      .

   Holders of our common stock will be entitled to receive any cash dividends as may be declared by our board of directors. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, the capital requirements of our subsidiaries, regulatory conditions and considerations and such other factors as our board of directors may deem relevant.

   As a holding company, Irwin is ultimately dependent upon its subsidiaries to provide funding for its operating expenses, debt service and dividends. Various banking laws applicable to our banking subsidiary limit the payment of dividends, management fees and other distributions by the bank to us and may therefore limit our ability to make dividend payments.

                                 CAPITALIZATION

   The following table sets forth our capitalization at June 30, 2000, on a historical basis and as adjusted for the offering of the preferred securities and the convertible preferred securities (assuming no exercise of the underwriters' over-allotment options) and the application of the estimated net proceeds from the corresponding sale of the debentures and the convertible debentures to the applicable trust as if such sale had been consummated on June 30, 2000. This data should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and from our Quarterly Report on Form 10-Q for the period ended June 30, 2000. See "Documents Incorporated by Reference."

                                                              June 30, 2000
                                                            ------------------
                                                                         As
                                                             Actual   Adjusted
                                                            --------  --------
                                                               (dollars in
                                                               thousands)
Long-term debt(1).......................................... $ 30,000  $ 30,000
                                                            ========  ========
Company-obligated mandatorily redeemable preferred
 securities of subsidiary trust(2)......................... $ 50,000  $ 95,000
                                                            ========  ========
Company-obligated mandatorily redeemable convertible
 preferred securities of subsidiary trust(2)............... $    --   $ 20,000
                                                            ========  ========
Shareholders' Equity:
  Preferred stock, no par value; 4,000,000 shares
   authorized; an aggregate of 333,330 shares designated of
   Convertible Preferred Stock, Series A, B, C or D and
   96,336 shares issued and outstanding of Series A, B and
   C....................................................... $  1,386  $  1,386
  Common stock, no par value; 40,000,000 shares authorized;
   23,402,080 shares issued, including 2,430,488 shares in
   treasury................................................   29,965    29,965
  Additional paid-in capital...............................    4,334     4,334
  Net unrealized losses on investment securities...........     (105)     (105)
  Retained earnings........................................  185,570   185,570
  Less treasury stock, at cost.............................  (48,333)  (48,333)
                                                            --------  --------
   Total shareholders' equity.............................. $172,817  $172,817
                                                            ========  ========
Capital Ratios(3):
  Leverage ratio(4)........................................    12.06%    12.48%
  Tier 1 capital ratio(5)..................................     9.50%     9.83%
  Total risk based capital ratio(5)........................    11.24%    13.94%
  Average shareholders equity to average assets............     8.67%     8.67%

--------
(1) Long-term debt excludes $415,000 of capitalized issuance costs.
(2) Our outstanding preferred securities are shown on our balance sheet as of June 30, 2000 net of capitalized issuance costs of $1,893,00; as adjusted, the preferred securities and convertible preferred securities to be issued in this offering are shown net of issuance costs, estimated to be $2,890,000 in total.
(3) The capital ratios, as adjusted, are computed including the estimated net proceeds from the sale of the preferred securities, in a manner consistent with Federal Reserve regulations.
(4) The leverage ratio is core capital divided by average quarterly assets, after deducting intangible assets and net deferred tax assets in excess of regulatory maximum limits.
(5) The preferred securities have been structured to qualify as Tier 1 capital. However, in calculating the amount of Tier 1 qualifying capital, the preferred securities, together with any other trust preferred securities or cumulative preferred stock of Irwin that may be outstanding in the future, can only be included up to the amount constituting 25% of total Tier 1 capital. As adjusted for this offering, Irwin's Tier 1 capital as of June 30, 2000, would have been approximately $226 million, of which $8 million would have been attributable to the preferred securities or the convertible preferred securities offered by this prospectus.

                      ACCOUNTING AND REGULATORY TREATMENT

   The trusts will be treated, for financial reporting purposes, as our subsidiaries and, accordingly, the accounts of each trust will be included in our consolidated financial statements. The preferred securities and the convertible preferred securities will be presented as a separate line item in our consolidated balance sheet under the caption "Company-obligated mandatorily redeemable (convertible) preferred securities of subsidiary trust," or other similar caption. In addition, appropriate disclosures about the preferred securities the convertible preferred securities, the guarantees, the debentures and the convertible debentures will be included in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the preferred securities and the convertible preferred securities in our consolidated statements of income.

   Our future reports filed under the Securities Exchange Act of 1934 will include a footnote to the audited consolidated financial statements stating that:

  . each trust is wholly-owned;

  . the sole assets of each trust are the debentures or the convertible debentures, as the case may be, specifying the debentures' and the convertible debentures' outstanding principal amount, interest rate and maturity date; and

  . our obligations described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the trusts under the preferred securities and the convertible preferred securities.

   Under accounting rules of the SEC, we are not required to include separate financial statements of the trusts in this prospectus because we will own all of the voting securities of each trust, each trust has no independent operations and we guarantee the payments on the preferred securities and the convertible preferred securities to the extent described in this prospectus.

                THE PREFERRED SECURITIES OF IFC CAPITAL TRUST II

Description of the Trust

   IFC Capital Trust II is a statutory business trust formed pursuant to the Delaware Business Trust Act under a trust agreement executed by us, as sponsor for the trust, and the trustees, and a certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.

   The holders of the preferred securities issued pursuant to the offering described in this prospectus will own all of the issued and outstanding preferred securities of the trust which have certain prior rights over the other securities of the trust in certain circumstances as specified in this prospectus. We will not initially own any of the preferred securities. We will acquire common securities in an amount equal to at least 3% of the total capital of the trust and will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the preferred securities, are called the trust securities.

   The trust exists exclusively for the purposes of:

  . issuing the preferred securities to the public for cash;

  . issuing its common securities to us in exchange for our capitalization of the trust;

  . investing the proceeds from the sale of the trust securities in an equivalent amount of debentures; and

  . engaging in other activities that are incidental to those listed above.

   The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the debentures. Other than with respect to the trust securities, Irwin has agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.

   The number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with Irwin. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will also initially be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, Wilmington Trust Company will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. See "--Description of the Debentures" and "Description of the Guarantees." We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.

   The property trustee will hold the debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest-bearing "payment account" established with Wilmington Trust Company to hold all payments made on the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities. We will pay all fees and expenses related to the trust and the offering of the preferred securities, including the fees and expenses of the trustees.

Description of the Preferred Securities

   The preferred securities will be issued pursuant to the trust agreement. For more information about the trust agreement, see "--Description of the Trust" beginning on page 28. Wilmington Trust Company will act as property trustee for the preferred securities under the trust agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

 General

   The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of the preferred securities to be sold to the public and the common securities. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or incur any other indebtedness.

   The preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the preferred securities will be entitled to a preference over the common securities upon an event of default with respect to distributions and amounts payable on redemption or liquidation. The preferred securities will rank equally, and payments on the preferred securities will be made proportionally, with the common securities, except as described under "--Subordination of Common Securities of the Trust" below.

   The property trustee will hold legal title to the debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the preferred securities or liquidation of the trust, to the extent described under "Description of the Guarantees." The guarantee agreement does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.

 Distributions

   Source of Distributions. The funds of the trust available for distribution to holders of the preferred securities will be limited to payments made under the debentures, which the trust will purchase with the proceeds from the sale of the trust securities. Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the preferred securities.

   Payment of Distributions. Distributions on the preferred securities will be
payable at the annual rate of    % of the $25 stated liquidation amount,
payable quarterly on March 31, June 30, September 30 and December 31 of each year, to the holders of the preferred securities on the relevant record dates. So long as the preferred securities are represented by a global security, as described below, the record date will be the business day immediately preceding the relevant distribution date. The first distribution date for the preferred securities will be December 31, 2000.

   Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date. When we use the term "business day" we mean any day other than a Saturday, a Sunday, a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

   Extension Period. As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an "extension period." No extension period may extend beyond September 30, 2030 or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the preferred securities will also be deferred during any such extension period. Any deferred distributions under the preferred securities will accumulate
additional amounts at the annual rate of    %, compounded quarterly from the
relevant distribution date. The term "distributions" as used in this prospectus includes those accumulated amounts.

   During an extension period, we may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than the payment of dividends or distributions to us);

  . make any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally with (including the debentures issued to our other affiliated Delaware trusts), or junior in interest to, the debentures or allow any of our subsidiaries to do the same;

  . make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the debentures (other than payments under the guarantee for the preferred securities); or

  . redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

   After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.

   We do not currently intend to exercise our right to defer distributions on the preferred securities by deferring the payment of interest on the debentures.

 Redemption or Exchange

   General. Subject to the prior approval of the Federal Reserve, if required, we will have the right to redeem the debentures:

     .in whole at any time, or in part from time to time, on or after September 30, 2005;

     .at any time, in whole, within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

     .at any time, and from time to time, to the extent of any preferred securities we purchase, plus a proportionate amount of the common securities we hold.

   Mandatory Redemption. Upon our repayment or redemption, in whole or in part, of any debentures, whether on September 30, 2030 or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days' nor more than 60 days' notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption. If less than all of the debentures are to be repaid or redeemed on a date of redemption, then the proceeds from such repayment or redemption will be allocated to redemption of preferred securities and common securities proportionately.

   Distribution of Debentures in Exchange for Preferred Securities. Upon prior approval of the Federal Reserve, if required, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the debentures to be distributed directly to the holders of trust securities in liquidation of the trust. See "--Liquidation Distribution Upon Termination."

   After the liquidation date fixed for any distribution of debentures in exchange for preferred securities:

  . those trust securities will no longer be deemed to be outstanding;

  . certificates representing debentures in a principal amount equal to the liquidation amount of those preferred securities will be issued in exchange for the preferred securities;

  . we will use our best efforts to list the debentures on the Nasdaq
    National Market or a national exchange;

  . any certificates representing trust securities that are not surrendered for exchange will be deemed to represent debentures with a principal amount equal to the liquidation amount of those preferred securities, accruing interest at the rate provided for in the debentures from the last distribution date on the preferred securities;

  . all rights of the trust securityholders other than the right to receive debentures upon surrender of a certificate representing trust securities will terminate.

   We cannot assure you that the market prices for the preferred securities or the debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The preferred securities that an investor may purchase, or the debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the preferred securities.

   Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event. If a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, we will have the right to redeem the debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price described above. If one of these events occurs and we do not elect to redeem the debentures, or to dissolve the trust and cause the debentures to be distributed to holders of the trust securities, then the preferred securities will remain outstanding and additional interest may be payable on the debentures. See "--Description of the Debentures--Redemption or Exchange."

   "Tax Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

  . interest payable by us on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

  . the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the debentures; or

  . the trust is, or will be within 90 days after the date of opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.

   "Investment Company Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

   "Capital Treatment Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the preferred securities as Tier 1 capital for purposes of the current capital adequacy guidelines of the Federal Reserve, as a result of any amendment to any laws or any regulations.

   For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.

   Redemption of Debentures in Exchange for Preferred Securities We Purchase. Upon prior approval of the Federal Reserve, if required, we will also have the right at any time, and from time to time, to redeem debentures in exchange for any preferred securities we may have purchased in the market. If we elect to surrender any preferred securities beneficially owned by us in exchange for redemption of a like amount of debentures, we will also surrender a proportionate amount of common securities in exchange for debentures. Preferred securities owned by other holders will not be called for redemption at any time when we elect to exchange trust securities we own to redeem debentures.

   The common securities we surrender will be in the same proportion to the preferred securities we surrender as is the ratio of common securities purchased by us to the preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the debentures redeemed in exchange will be cancelled.

 Redemption Procedures

   Preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the debentures. Redemptions of the preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, interest will cease to accumulate on the debentures called for redemption on and after the date of redemption.

   If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will irrevocably deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. See "Book-Entry Issuance." If the preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.

   If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay.

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

However, if the next business day is in the next succeeding calendar year, payment of the interest will be made on the immediately preceding business day.

   If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price. See "Description of the Guarantees."

   Payment of the redemption price on the preferred securities and any distribution of debentures to holders of preferred securities will be made to the applicable recordholders as they appear on the register for the preferred securities on the relevant record date. As long as the preferred securities are represented by a global security, the record date will be the business day immediately preceding the date of redemption or liquidation date, as applicable.

   If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular preferred securities to be redeemed will be selected by the property trustee from the outstanding preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. This method may provide for the redemption of portions equal to $25 or an integral multiple of $25 of the liquidation amount of the preferred securities. The property trustee will promptly notify the registrar for the preferred securities in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount to be redeemed.

   Subject to applicable law, and if we are not exercising our right to defer interest payments on the debentures, we may, at any time, purchase outstanding preferred securities.

 Subordination of Common Securities

   Payment of distributions on, and the redemption price of, the preferred securities and common securities will be made based on the liquidation amount of these securities. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or before that time, or in the case of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the preferred securities then due and payable.

   In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

 Liquidation Distribution Upon Termination

   We will have the right at any time to dissolve, wind-up or terminate the trust and cause debentures to be distributed to the holders of the preferred securities. This right is subject, however, to us receiving approval of the Federal Reserve, if required.

   In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:

  . our bankruptcy, dissolution or liquidation;

  . the distribution of a like amount of the debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;

  . redemption of all of the preferred securities as described under "--
    Redemption or Exchange--Mandatory Redemption"; or

  . the entry of a court order for the dissolution of the trust.

   With the exception of a redemption as described under "--Redemption or Exchange--Mandatory Redemption," if an early termination of the trust occurs, the trust will be liquidated by the administrative trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, debentures:

  . in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the trust securities;

  . with an interest rate identical to the distribution rate on the trust securities; and

  . with accrued and unpaid interest equal to accumulated and unpaid distributions on the trust securities.

   However, if the property trustee determines that the distribution is not practical, then the holders of trust securities will be entitled to receive, instead of debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the preferred securities. However, if an event of default under the indenture has occurred and is continuing, the preferred securities will have a priority over the common securities. See "--Subordination of Common Securities."

   Under current United States federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the debentures should not be a taxable event to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the preferred securities. See "Federal Income Tax Consequences--Receipt of Debentures or Cash Upon Liquidation of the Trust." If we do not elect to redeem the debentures prior to maturity or to liquidate the trust and distribute the debentures to holders of the preferred securities, the preferred securities will remain outstanding until the repayment of the debentures.

   If we elect to dissolve the trust and thus cause debentures to be distributed to holders of the trust securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the debentures. See "--Description of the Debentures--General."

 Liquidation Value

   The amount of the liquidation distribution payable on the preferred securities in the event of any liquidation of the trust is $25 per preferred security plus accumulated and unpaid distributions to the date of payment, which may be in the form of a distribution of debentures having a liquidation value and accrued interest of an equal amount. See "--Liquidation Distribution Upon Termination."

 Events of Default; Notice

   Any one of the following events constitutes an event of default under the trust agreement with respect to the preferred securities:

  . the occurrence of an event of default under the indenture (see "--
    Description of the Debentures-- Debenture Events of Default");

  . a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

  . a default by the trust in the payment of any redemption price of any of the trust securities when it becomes due and payable;

  . a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the previous two points, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustee(s) by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

  . the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

   Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. Irwin and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

   If an event of default under the indenture has occurred and is continuing, the preferred securities will have preference over the common securities upon termination of the trust. See "--Subordination of Common Securities" and "-- Liquidation Distribution Upon Termination." The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the debentures fail to accelerate the maturity thereof.

 Removal of the Trustees

   Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee or the Delaware trustee. The holders of the preferred securities have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.

 Co-Trustees and Separate Property Trustee

   Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case these trustees will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.

 Merger or Consolidation of Trustees

   Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.

 Mergers, Consolidations, Amalgamations or Replacements of the Trust

   The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be considered to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the property trustee or the Delaware trustee, undertake a transaction listed above if the following conditions are met:

  . the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the preferred securities, or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (referred to as "successor securities") so long as the successor securities rank the same in priority as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  . we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the debentures;

  . the successor securities are listed or traded or will be listed or traded on any national securities exchange or other organization on which the preferred securities are then listed, if any;

  . the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

  . the successor entity has a purpose substantially identical to that of the trust;

  . prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

  . we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the debentures, the trust agreement and the expense agreement.

Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

 Voting Rights; Amendment of Trust Agreement

   Except as described below and under "Description of the Guarantees-- Amendments and Assignment" and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the preferred securities will have no voting rights.

   The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the preferred securities, in the following circumstances:

  . with respect to acceptance of appointment by a successor trustee;

  . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities; or

  . to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

   With the consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.

   As long as the property trustee holds any debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities:

  . direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the debentures;

  . waive any past default that is waivable under the indenture;

  . exercise any right to rescind or annul a declaration that the principal of all the debentures will be due and payable; or

  . consent to any amendment or termination of the indenture or the debentures, where the property trustee's consent is required. However, where a consent under the indenture requires the consent of each holder of the affected debentures, no consent will be given by the property trustee without the prior consent of each holder of the preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify each holder of preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as an association taxable as a corporation for federal income tax purposes on account of the action.

   Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust securities.

   No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel its preferred securities in accordance with the trust agreement.

   Notwithstanding the fact that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Irwin, the trustees or any affiliate of Irwin or any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

 Global Preferred Securities

   The preferred securities will be represented by one or more global preferred securities registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. A global preferred security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global preferred securities will be reflected in DTC participant account records through DTC's book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the preferred securities will be shown on, and transfers will be effected only through, records maintained by DTC participants. Except as described below, preferred securities in definitive form will not be issued in exchange for the global preferred securities. See "Book-Entry Issuance."

   No global preferred security may be exchanged for preferred securities registered in the names of persons other than DTC or its nominee unless:

  . DTC notifies the indenture trustee that it is unwilling or unable to continue as a depositary for the global preferred security and we are unable to locate a qualified successor depositary;

  . we execute and deliver to the indenture trustee a written order stating that we elect to terminate the book-entry system through DTC; or

  . there shall have occurred and be continuing an event of default under the indenture.

Any global preferred security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in the names as DTC directs. It is expected that the instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in the global preferred security. If preferred securities are issued in definitive form, the preferred securities will be in denominations of $25 and integral multiples of $25 and may be transferred or exchanged at the offices described below.

   Unless and until it is exchanged in whole or in part for the individual preferred securities represented thereby, a global preferred security may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of the successor.

   Payments on global preferred securities will be made to DTC, as the depositary for the global preferred securities. If the preferred securities are issued in definitive form, distributions will be payable by check mailed to the address of record of the persons entitled to the distribution, and the transfer of the preferred securities will be registrable, and preferred securities will be exchangeable for preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. In addition, if the preferred securities are issued in definitive form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. For a description of the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

   Upon the issuance of one or more global preferred securities, and the deposit of the global preferred security with or on behalf of DTC or its nominee, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by the global preferred security to the designated accounts of persons that participate in the DTC system. These participant accounts will be designated by the dealers, underwriters or agents selling the preferred securities. Ownership of beneficial interests in a global preferred security will be limited to persons or entities having an account with DTC or who may hold interests through participants. With respect to interests of any person or entity that is a DTC participant, ownership of beneficial interests in a global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. With respect to persons or entities who hold interests in a global preferred security through a participant, the interest and any transfer of the interest will be shown only on the participant's records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global preferred security.

   So long as DTC or another depositary, or its nominee, is the registered owner of the global preferred security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as described in this prospectus, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any the preferred securities in definitive form and will not be considered the owners or holders of the preferred securities under the trust agreement.

   None of us, the property trustee, any paying agent or the securities registrar for the preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing the preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that DTC or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a global preferred security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global preferred security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of the participants. See "Book-Entry Issuance."

 Payment and Paying Agency

   Payments in respect of the preferred securities will be made to DTC, which will credit the relevant accounts of participants on the applicable distribution dates, or, if any of the preferred securities are not held by DTC, the payments will be made by check mailed to the address of the holder as listed on the register of holders of the preferred securities. The paying agent for the preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the preferred securities may resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.

 Registrar and Transfer Agent

   The property trustee will act as the registrar and the transfer agent for the preferred securities. Registration of transfers of preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of preferred securities after they have been called for redemption.

 Information Concerning the Property Trustee

   The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

 Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  . the trust will not be deemed to be an "investment company" required to be registered under Investment Company Act;

  . the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

  . the debentures will be treated as indebtedness of Irwin for federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.

   The administrative trustees are required to use their best efforts to maintain the listing of the preferred securities on the Nasdaq National Market or a national securities exchange, but this requirement will not prevent us from redeeming all or a portion of the preferred securities in accordance with the trust agreement.

   Holders of the preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.

Description of the Debentures

   Concurrently with the issuance of the preferred securities, the trust will invest the proceeds from the sale of the trust securities in the debentures issued by us. The debentures will be issued as unsecured debt under the indenture between us and Wilmington Trust Company, as indenture trustee. The indenture will be qualified under the Trust Indenture Act.

   The following discussion is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

 General

   The debentures will be limited in aggregate principal amount to $46,391,775, or $53,350,525 if the underwriters' over-allotment option is exercised in full. This amount represents the sum of the aggregate stated liquidation amounts of the trust securities. The debentures will bear interest at the annual rate of
   % of the principal amount. The interest will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2000, to the person in whose name each debenture is registered at the close of business on the 15th day of the last month of the calendar quarter. It is anticipated that, until the liquidation, if any, of the trust, the debentures will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

   The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of interest will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount due at the
annual rate of     %, compounded quarterly.

   The debentures will mature on September 30, 2030, the stated maturity date. We may shorten this date once at any time to any date not earlier than September 30, 2005, subject to the prior approval of the Federal Reserve, if required.

   We will give notice to the indenture trustee and the holders of the debentures, no more than 180 days and no less than 30 days prior to the effectiveness of any change in the stated maturity date. We will not have the right to redeem the debentures from the trust until after September 30, 2005, except if (a) a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms are defined on page , has occurred, or (b) we repurchase preferred securities in the market, in which case we can elect to redeem debentures specifically in exchange for a like amount of preferred securities owned by us plus a proportionate amount of common securities.

   The debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debentures should look only to our assets for payment. The indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt. See "--Subordination."

   The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the debentures.

 Option to Extend Interest Payment Period

   As long as no event of default under the indenture has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the debentures or end on a date other than a date interest is normally due. At the end of an extension period, we must pay all interest then
accrued and unpaid, together with interest thereon at the annual rate of   %,
compounded quarterly. During an extension period, interest will continue to accrue and holders of debentures, or the holders of preferred securities if they are then outstanding, will be required to accrue and recognize as income for federal income tax purposes the accrued but unpaid interest amounts in the year in which such amounts accrued. See "Federal Income Tax Consequences-- Interest Payment Period and Original Issue Discount."

   During an extension period, we may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than the reclassification of any class of capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than payment of dividends or distributions to us);

  . make or allow any of our subsidiaries to make any payment of principal, interest or premium on, or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debentures;

  . make or allow any of our subsidiaries to make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the debentures (other than payments under the guarantee relating to the preferred securities); or

  . redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

   Prior to the termination of any extension period, so long as no event of default under the indenture is continuing, we may further defer the payment of interest subject to the above stated requirements. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period at any time. We do not currently intend to exercise our right to defer payments of interest on the debentures.

   We must give the property trustee, the administrative trustees and the indenture trustee notice of our election of an extension period at least two business days prior to the earlier of (a) the next date on which distributions on the trust securities would have been payable except for the election to begin an extension period, or (b) the date we are required to give notice of the record date, or the date the distributions are payable, to the Nasdaq National Market, or other applicable self-regulatory organization, or to holders of the preferred securities, but in any event at least one business day prior to the record date.

   Other than as described above, there is no limitation on the number of times that we may elect to begin an extension period.

 Additional Sums to be Paid as a Result of Additional Taxes

   If the trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of the occurrence of a Tax Event, we will pay as additional interest on the debentures any amounts which may be required so that the net amounts received and retained by the trust after paying any additional taxes, duties, assessments or other governmental charges will not be less than the amounts the trust would have received had the additional taxes, duties, assessments or other governmental charges not been imposed.

 Redemption

   Subject to prior approval of the Federal Reserve, if required, we may redeem the debentures prior to maturity:

  . on or after September 30, 2005, in whole at any time or in part from time to time; or

  . in whole at any time within 180 days following the occurrence of a Tax
    Event, an Investment Company Event or a Capital Treatment Event.

  . at any time, and from time to time, to the extent of any preferred securities we purchase, plus a proportionate amount of the common securities we hold.

In each case we will pay a redemption price equal to the accrued and unpaid interest on the debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the redeemed debentures.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Redemption of less than all outstanding debentures must be effected proportionately, by lot or in any other manner deemed to be fair and

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

appropriate by the indenture trustee. Unless we default in payment of the redemption price for the debentures, on and after the redemption date interest will no longer accrue on the debentures or the portions of the debentures called for redemption.

   The debentures will not be subject to any sinking fund.

 Distribution Upon Liquidation

   As described under "--Description of the Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances and with the Federal Reserve's approval, debentures may be distributed to the holders of the trust securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust. If this occurs, we will use our best efforts to list the debentures on the Nasdaq National Market or other stock exchange or national quotation system on which the preferred securities are then listed, if any. There can be no assurance as to the market price of any debentures that may be distributed to the holders of preferred securities.

 Restrictions on Payments

   We are restricted from making certain payments (as described below) if we have chosen to defer payment of interest on the debentures, if an event of default has occurred and is continuing under the indenture, or if we are in default with respect to our obligations under the guarantee.

   If any of these events occur, we will not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than payment of dividends or distributions to us);

  . make or allow any of our subsidiaries to make any payment of principal, interest or premium on, or repay or repurchase or redeem any of our debt securities that rank equally with or junior to the debentures;

  . make or allow any of our subsidiaries to make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the debentures (other than payments under the guarantee relating to the preferred securities); or

  . redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

 Subordination

   The debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined below. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of Irwin, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.

   If the maturity of any debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the debentures will be entitled to receive or retain any principal or interest payments on the debentures.

   No payments of principal or interest on the debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of

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

default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

   The term "debt" means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

  . every obligation of the person for money borrowed;

  . every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

  . every obligation of the person issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

  . every capital lease obligation of the person; and

  . every obligation of the type referred to in the first five points of another person and all dividends of another person the payment of which, in either case, the first person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

   The term "senior debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt, whether incurred on or prior to the date of the indenture or incurred after the date. However, senior debt will not be deemed to include:

  . any debt where it is provided in the instrument creating the debt that the obligations are not superior in right of payment to the debentures or to other debt which is equal with, or subordinated to, the debentures, including our 9.25% Subordinated Debentures due 2027, issued to IFC
    Capital Trust I and the    % Convertible Junior Subordinated Debentures
    of IFC Capital Trust III;

  . any of our debt that when incurred and without regard to any election under the federal bankruptcy laws, was without recourse to us;

  . any debt of ours to any of our subsidiaries;

  . any debt to any of our employees;

  . any debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

  . debt which constitutes subordinated debt.

   The term "subordinated debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt. Except as described below, subordinated debt includes debt incurred on or prior to the date of the indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other debt of ours. Subordinated debt will not be deemed to include:

  . any of our debt which when incurred and without regard to any election under the federal bankruptcy laws was without recourse to us;

  . any debt of ours to any of our subsidiaries;

  . any debt to any of our employees;

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

  . any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

  . debt which constitutes senior debt;

  . any debt of ours under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing subsidiary in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for "Tier 1" capital treatment, such as the approximately $50 million of 9.25% Subordinated Debentures due March 31,
    2027 that we issued to IFC Capital Trust I in 1997 and the    %
    Convertible Junior Subordinated Debentures that we will be issuing to Capital Trust III.

   We expect from time to time to incur additional indebtedness, and there is no limitation under the indenture on the amount of indebtedness we may incur. We had consolidated senior and subordinated debt of $92.6 million outstanding principal amount at June 30, 2000.

 Payment and Paying Agents

   Generally, payment of principal of and interest on the debentures will be made at the office of the indenture trustee in Wilmington, Delaware. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on debentures will be made to the person in whose name the debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

   Any moneys deposited with the indenture trustee or any paying agent for the debentures, or then held by us in trust, for the payment of the principal of or interest on the debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us on September 30 of each year. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the debenture will thereafter look, as a general unsecured creditor, only to us for payment.

 Registrar and Transfer Agent

   The indenture trustee will act as the registrar and the transfer agent for the debentures. Debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in Wilmington, Delaware, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the debentures.

   If we redeem any of the debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of or exchange any debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion not to be redeemed.

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

 Modification of Indenture

   We and the indenture trustee may, from time to time without the consent of the holders of the debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debentures. However, without the consent of the holder of each outstanding debenture affected by the proposed modification, no modification may:

  . extend the maturity date of the debentures; or

  . reduce the principal amount or the rate or extend the time of payment of interest; or

  . reduce the percentage of principal amount of debentures required to amend the indenture.

As long as any of the preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities.

 Debenture Events of Default

   The indenture provides that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:

  . our failure to pay any interest on the debentures for 30 days after the due date, except where we have properly deferred the interest payment;

  . our failure to pay any principal on the debentures when due whether at maturity, upon redemption or otherwise;

  . our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures; or

  . our bankruptcy, insolvency or reorganization or dissolution of the trust.

   The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the debentures may rescind and annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration, has been deposited with the indenture trustee. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the debentures which has become due solely by the acceleration. Should the holders of the debentures fail to annul the declaration and waive the default, the holders of at least 25% in aggregate liquidation amount of the preferred securities will have this right.

   If an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

   We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

 Enforcement of Certain Rights by Holders of the Preferred Securities

   If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the debentures on the date on which the payment is due and payable, then a holder of preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.

   The holders of the preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there has been an event of default under the trust agreement. See "--Description of the Preferred Securities--Events of Default; Notice."

 Consolidation, Merger, Sale of Assets and Other Transactions

   We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

  . if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the debentures;

  . immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

  . other conditions as prescribed in the indenture are met.

   Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See "--Description of the Preferred Securities-- Mergers, Consolidations, Amalgamations or Replacements of the Trust."

 Satisfaction and Discharge

   The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all debentures not previously delivered to the indenture trustee for cancellation:

  . have become due and payable;

  . will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of the deposit or to the stated maturity or redemption date, as the case may be.

   We may still be required to provide officers' certificates, opinions of counsel and pay fees and expenses due after these events occur.

 Governing Law

   The indenture and the debentures will be governed by and construed in accordance with Indiana law.

 Information Concerning the Indenture Trustee

   The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

 Miscellaneous

   We have agreed, pursuant to the indenture, for so long as preferred securities remain outstanding:

  . to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

  . not to voluntarily terminate, wind up or liquidate the trust without prior approval of the Federal Reserve, if required;

  . to use our reasonable efforts to cause the trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes; and

  . to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the debentures.

         THE CONVERTIBLE PREFERRED SECURITIES OF IFC CAPITAL TRUST III

Description of the Trust

   IFC Capital Trust III is a statutory business trust formed pursuant to the Delaware Business Trust Act under a trust agreement executed by us, as sponsor for the trust, and the trustees, and a certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the convertible preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.

   The holders of the convertible preferred securities issued pursuant to the offering described in this prospectus will own all of the issued and outstanding convertible preferred securities of the trust which have certain prior rights over the other securities of the trust in certain circumstances as specified in this prospectus. We will not initially own any of the convertible preferred securities. We will acquire common securities in an amount equal to at least 3% of the total capital of the trust and will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the convertible preferred securities, are called the trust securities.

   The trust exists exclusively for the purposes of:

  . issuing the convertible preferred securities to the public for cash;

  . issuing its common securities to us in exchange for our capitalization of the trust;

  . investing the proceeds from the sale of the trust securities in an equivalent amount of convertible debentures; and

  . engaging in other activities that are incidental to those listed above.

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

   The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the convertible debentures. Other than with respect to the trust securities, Irwin has agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.

   The number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with Irwin. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will also initially be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, Wilmington Trust Company will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. See "--Description of the Convertible Debentures" and "Description of the Guarantees." We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the convertible preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.

   The property trustee will hold the convertible debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the convertible debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest-bearing "payment account" established with Wilmington Trust Company to hold all payments made on the convertible debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the convertible preferred securities. We will pay all fees and expenses related to the trust and the offering of the convertible preferred securities, including the fees and expenses of the trustees.

Description of the Convertible Preferred Securities

   The convertible preferred securities will be issued pursuant to the trust agreement. For more information about the trust agreement, see "Description of
the Trust" beginning on page    . Wilmington Trust Company will act as property
trustee for the convertible preferred securities under the trust agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the convertible preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

 General

   The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of the convertible preferred securities to be sold to the public and the common securities. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or incur any other indebtedness.

   The convertible preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the convertible preferred securities will be entitled to a preference over the common securities upon an event of default with respect to distributions and amounts payable on redemption or liquidation. The convertible preferred securities will rank equally, and payments on the convertible preferred securities will be made proportionally, with the common securities, except as described under "--Subordination of Common Securities of the Trust" below.

   The property trustee will hold legal title to the convertible debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the convertible preferred securities or liquidation of the trust, to the extent described under "Description of the Guarantees." The guarantee agreement does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.

 Distributions

   Source of Distributions. The funds of the trust available for distribution to holders of the convertible preferred securities will be limited to payments made under the convertible debentures, which the trust will purchase with the proceeds from the sale of the trust securities. Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the convertible debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the convertible debentures, the property trustee will not have funds available to pay distributions on the convertible preferred securities.

   Payment of Distributions. Distributions on the convertible preferred
securities will be payable at the annual rate of   % of the $10 stated
liquidation amount, payable quarterly on March 31, June 30, September 30 and December 31 of each year, to the holders of the convertible preferred securities on the relevant record dates. So long as the convertible preferred securities are represented by a global security, as described below, the record date will be the business day immediately preceding the relevant distribution date. The first distribution date for the convertible preferred securities will be December 31, 2000.

   Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date. When we use the term "business day" we mean any day other than a Saturday, a Sunday, a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

   Extension Period. As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the convertible debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an "extension period." No extension period may extend beyond September 30, 2030 or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the convertible preferred securities will also be deferred during any such extension period. Any deferred distributions under the convertible preferred securities will accumulate additional amounts at the
annual rate of   %, compounded quarterly from the relevant distribution date.
The term "distributions" as used in this prospectus includes those accumulated amounts.

   During an extension period, we may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than the payment of dividends or distributions to us);

  . make any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally with (including the debentures issued to our other affiliated Delaware trust), or junior in interest to, the convertible debentures or allow any of our subsidiaries to do the same;

  . make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the convertible debentures (other than payments under the guarantee); or

  . redeem, purchase or acquire less than all of the convertible debentures or any of the convertible preferred securities.

After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.

   We do not currently intend to exercise our right to defer distributions on the convertible preferred securities by deferring the payment of interest on the convertible debentures.

 Conversion Rights

   General. Convertible preferred securities will be convertible at any time on or after November 30, 2000, and prior to the close of business on the business day immediately preceding the date of repayment of such convertible preferred securities, whether at stated maturity or upon redemption (either at the option of Irwin or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at the option of the holder thereof and in the manner described below, into shares of common stock at an initial conversion ratio of shares of common stock for each convertible preferred security (equivalent to
an initial conversion price of $    per share of common stock), subject to
adjustment as described below under "--Conversion Ratio Adjustments." The trust will covenant in the trust agreement not to convert convertible debentures held by it except pursuant to a notice of conversion delivered to the property trustee, as conversion agent, by a holder of convertible preferred securities. A holder of a convertible preferred security wishing to exercise its conversion right must deliver an irrevocable notice of conversion, together, if the convertible preferred security is in certificated form, with the certificate representing such convertible preferred security, to the conversion agent, which will, on behalf of such holder, exchange such convertible preferred security for a portion of the convertible debentures and immediately convert such convertible debentures into common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. In the event Cede & Co. receives a conversion request from the conversion agent, DTC will redeem the amount of interest credited to the applicable direct participant(s) (as defined under "Book-Entry Issuance") in the convertible preferred securities in accordance with its procedures.

   Holders of convertible preferred securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such convertible preferred securities on the corresponding distribution date notwithstanding the conversion of such convertible preferred securities following the distribution record date but prior to the distribution date; provided, however, that if any convertible preferred securities are surrendered for conversion during the period from the close of business on any record date through and including the next succeeding distribution date (except any such convertible preferred securities surrendered for conversion after such convertible preferred securities have been called for redemption by Irwin during an extension period), the convertible preferred securities when surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the distribution which the registered holder on such record date is to receive. Except as described above, no distribution will be payable by Irwin on converted convertible preferred securities with respect to any distribution date subsequent to the date of conversion and neither the trust nor Irwin will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on convertible preferred securities surrendered for conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the conversion agent.

   Shares of common stock issued upon conversion of convertible preferred securities will be validly issued, fully paid and nonassessable. No fractional shares of common stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by us in cash based on the last reported sale price of common stock on the date such convertible preferred securities are surrendered for conversion.

   Conversion Ratio Adjustments--General. The conversion ratio is subject to adjustment if we take certain actions after the date of issuance of the convertible preferred securities offered in this prospectus, including:

  . issue shares of common stock as a dividend or a distribution with respect to common stock,

  . effect subdivisions, combinations and reclassification of common stock,

  . issue rights or warrants to all holders of common stock entitling them
    (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at less than the then current market price (as defined below) of the common stock,

  . distribute evidences of indebtedness, capital stock, cash or assets
    (including securities, but excluding those rights, warrants, dividends and distributions referred to above, and dividends and distributions paid exclusively in cash) to all holders of common stock,

  . pay any dividends (and other distributions) on common stock exclusively in cash, but not including cash dividends we pay out of our retained earnings, and

  . make a tender or exchange offer (other than an odd-lot offer) for our common stock and pay a price in excess of 110% of the then current market price of our common stock based on the closing price on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

   "Current Market Price" means, in general, the average of the daily Closing Prices (as defined below) for the five consecutive trading days selected by Irwin commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

   "Closing Price" of any security on any day means the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such day, regular way, in either case as reported on the Nasdaq National Market, or, if such security is not quoted or admitted to trading on Nasdaq, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on a national securities exchange, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or if not so available in such manner, as otherwise determined in good faith by our board of directors.

   From time to time, we may increase the conversion ratio of the convertible debentures (and thus increase the conversion ratio of the convertible preferred securities) by any amount selected by us for any period of at least 20 days, in which case we will give at least fifteen days' notice of such increase. We may, at our option, make such increases in the conversion ratio, in addition to those set forth above, as we deem advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations--Adjustment of Conversion Ratio."

   No adjustment of the conversion ratio will be made upon the issuance of any shares of common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Irwin and the investment of additional optional amounts in shares of common stock under any such plan, or upon the issuance of any shares of common stock or options or rights pursuant to any employee benefit plan or program, or pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date on which the convertible debentures are first issued. No adjustment of the conversion ratio will be made upon the issuance of rights under any shareholder rights plan. The conversion ratio will be rounded to four decimal places. No adjustment in the conversion ratio will be required unless adjustment would require a change of at least one percent (1%) in the conversion ratio then in effect; provided, however, that any adjustment that would not be required to be made will be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion ratio pursuant to more than one of the provisions described above, only one adjustment will be made with respect to that action and such adjustment will be the amount of adjustment that has the highest absolute value to the holder of the convertible preferred securities.

   Conversion Ratio Adjustments--Merger, Consolidation or Sale of Assets of Company. In the event that Irwin becomes a party to any transaction, including, without limitation, and with certain exceptions:

  . a recapitalization or reclassification of the common stock;

  . consolidation of Irwin with, or merger of Irwin into, any other person, or any merger of another person into Irwin;

  . any sale, transfer or lease of all or substantially all of the assets of Irwin; or

  . any compulsory share exchange pursuant to which the common stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "business consolidation transaction"), then the holders of convertible preferred securities then outstanding will have the right to convert the convertible preferred securities into the kind and amount of securities, cash or other property receivable upon the consummation of such business consolidation transaction by a holder of the number of shares of common stock issuable upon conversion of such convertible preferred securities immediately prior to such business consolidation transaction.

   In the case of a business consolidation transaction, each convertible preferred security would become convertible into the securities, cash or property receivable by a holder of the number of shares of the common stock into which such convertible preferred security was convertible immediately prior to such business consolidation transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the convertible preferred securities in the future. For example, if Irwin were acquired in a cash merger, each convertible preferred security would become convertible solely into cash and would no longer be convertible into securities which value would vary depending on the future prospects of Irwin and other factors.

   Conversion ratio adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of convertible preferred securities or to the holders of common stock. See "Federal Income Tax Considerations--Adjustment of Conversion Ratio."

   Whenever the conversion ratio is adjusted as described above, we will place on file with the property trustee and with the conversion agent a statement signed by the appropriate officer of Irwin showing in detail the facts requiring such adjustment and the conversion ratio after such adjustment and the property trustee or the conversion agent will exhibit the same from time to time to any holder desiring to inspect the statement.

 Redemption or Exchange

   General. Subject to the prior approval of the Federal Reserve, if required, we will have the right to redeem the convertible debentures:

  . in whole at any time, or in part from time to time, on or after September
    30, 2005;

  . at any time, in whole, within 180 days following the occurrence of a Tax
    Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

  . at any time, and from time to time, to the extent of any convertible preferred securities we purchase, plus a proportionate amount of the common securities we hold.

   In addition, as long as the price of our common stock has been at least 125% of the conversion price of the convertible preferred securities for a period of 20 consecutive trading days ending within five days of the date of notice of redemption, we also have the option to redeem any or all of the outstanding convertible debentures prior to maturity in the following circumstances:

  . on or after September 30, 2003 but before September 30, 2004 upon payment
    of a redemption premium equal to    % of the principal amount to be
    redeemed, plus any accrued and unpaid interest on the convertible debentures to the date of such redemption; and

  . on or after September 30, 2004 but before September 30, 2005, upon
    payment of a redemption premium equal to    % of the principal amount to
    be redeemed, plus any accrued and unpaid interest on the convertible debentures to the date of such redemption.

   Mandatory Redemption. Upon our repayment or redemption, in whole or in part, of any convertible debentures, whether on September 30, 2030 or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days' nor more than 60 days' notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount of the trust securities, plus premium, if any, plus accumulated but unpaid distributions to the date of redemption. If less than all of the convertible debentures are to be repaid or redeemed on a date of redemption, then the proceeds from such repayment or redemption will be allocated to redemption of convertible preferred securities and common securities proportionately.

   Distribution of Convertible Debentures in Exchange for Convertible Preferred Securities. Upon prior approval of the Federal Reserve, if required, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the convertible debentures to be distributed directly to the holders of trust securities in liquidation of the trust. See "--Liquidation Distribution Upon Termination."

   After the liquidation date fixed for any distribution of convertible debentures in exchange for convertible preferred securities:

  . those trust securities will no longer be deemed to be outstanding;

  . certificates representing convertible debentures in a principal amount equal to the liquidation amount of those convertible preferred securities will be issued in exchange for the convertible preferred securities;

  . we will use our best efforts to list the convertible debentures on the Nasdaq National Market or a national exchange;

  . any certificates representing trust securities that are not surrendered for exchange will be deemed to represent convertible debentures with a principal amount equal to the liquidation amount of those convertible preferred securities, accruing interest at the rate provided for in the convertible debentures from the last distribution date on the convertible preferred securities;

  . all rights of the trust securityholders other than the right to receive convertible debentures upon surrender of a certificate representing trust securities will terminate.

   We cannot assure you that the market prices for the convertible preferred securities or the convertible debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The convertible preferred securities that an investor may purchase, or the convertible debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the convertible preferred securities.

   Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event. If a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, we will have the right to redeem the convertible debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price described above. If one of these events occurs and we do not elect to redeem the convertible debentures, or to dissolve the trust and cause the convertible debentures to be distributed to holders of the trust securities, then the convertible preferred securities will remain outstanding and additional interest may be payable on the convertible debentures. See "--Description of the Convertible Debentures--Redemption or Exchange."

   "Tax Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

  . interest payable by us on the convertible debentures is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

  . the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the convertible debentures; or

  . the trust is, or will be within 90 days after the date of opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.

   "Investment Company Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

   "Capital Treatment Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the convertible preferred securities as Tier 1 capital for purposes of the current capital adequacy guidelines of the Federal Reserve, as a result of any amendment to any laws or any regulations.

   For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.

   Redemption of Convertible Debentures in Exchange for Convertible Preferred Securities We Purchase. Upon prior approval of the Federal Reserve, if required, we will also have the right at any time, and from time to time, to redeem convertible debentures in exchange for any convertible preferred securities we may have purchased in the market. If we elect to surrender any convertible preferred securities beneficially owned by us in exchange for redemption of a like amount of convertible debentures, we will also surrender a proportionate amount of common securities in exchange for convertible debentures. Convertible preferred securities owned by other holders will not be called for redemption at any time when we elect to exchange trust securities we own to redeem convertible debentures.

   The common securities we surrender will be in the same proportion to the convertible preferred securities we surrender as is the ratio of common securities purchased by us to the convertible preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation convertible debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the convertible debentures redeemed in exchange will be cancelled.

 Redemption Procedures

   Convertible preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the convertible debentures. Redemptions of the convertible preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the convertible debentures, interest will cease to accumulate on the convertible debentures called for redemption on and after the date of redemption.

   If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will irrevocably deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. See "Book-Entry Issuance." If the convertible preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such convertible preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the convertible preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.

   If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next succeeding calendar year, payment of the interest will be made on the immediately preceding business day.

   If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price. See "Description of the Guarantees."

   Payment of the redemption price on the convertible preferred securities and any distribution of convertible debentures to holders of convertible preferred securities will be made to the applicable recordholders as they appear on the register for the convertible preferred securities on the relevant record date. As long as the convertible preferred securities are represented by a global security, the record date will be the business day immediately preceding the date of redemption or liquidation date, as applicable.

   If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular convertible preferred securities to be redeemed will be selected by the property trustee from the outstanding convertible preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. This method may provide for the redemption of portions equal to $10 or an integral multiple of $10 of the liquidation amount of the convertible preferred securities. The property trustee will promptly notify the registrar for the convertible preferred securities in writing of the convertible preferred securities selected for redemption and, in the case of any convertible preferred securities selected for partial redemption, the liquidation amount to be redeemed.

   Subject to applicable law, and if we are not exercising our right to defer interest payments on the convertible debentures, we may, at any time, purchase outstanding convertible preferred securities.

 Subordination of Common Securities

   Payment of distributions on, and the redemption price of, the convertible preferred securities and common securities will be made based on the liquidation amount of these securities except to the extent of any redemption premium on the convertible preferred securities as described on page 57. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding convertible preferred securities for all distribution periods terminating on or before that time, or in the case of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding convertible preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the convertible preferred securities then due and payable.

   In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the convertible preferred securities and not on our behalf, and only the holders of the convertible preferred securities will have the right to direct the property trustee to act on their behalf.

 Liquidation Distribution Upon Termination

   We will have the right at any time to dissolve, wind-up or terminate the trust and cause convertible debentures to be distributed to the holders of the trust securities. This right is subject, however, to us receiving approval of the Federal Reserve, if required.

   In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:

  . our bankruptcy, dissolution or liquidation;

  . the distribution of a like amount of the convertible debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;

  . redemption of all of the convertible preferred securities as described under "--Redemption or Exchange--Mandatory Redemption"; or

  . the entry of a court order for the dissolution of the trust.

   With the exception of a redemption as described under "--Redemption or Exchange--Mandatory Redemption," if an early termination of the trust occurs, the trust will be liquidated by the administrative trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, convertible debentures:

  . in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the trust securities;

  . with an interest rate identical to the distribution rate on the trust securities; and

  . with accrued and unpaid interest equal to accumulated and unpaid distributions on the trust securities.

   However, if the property trustee determines that the distribution is not practical, then the holders of trust securities will be entitled to receive, instead of convertible debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the convertible preferred securities. However, if an event of default under the indenture has occurred and is continuing, the convertible preferred securities will have a priority over the common securities. See "-- Subordination of Common Securities."

   Under current United States federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the convertible debentures should not be a taxable event to holders of the convertible preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the convertible preferred securities. See "Federal Income Tax Consequences--Receipt of Debentures or Cash Upon Liquidation of the Trust." If we do not elect to redeem the convertible debentures prior to maturity or to liquidate the trust and distribute the convertible debentures to holders of the convertible preferred securities, the convertible preferred securities will remain outstanding until the repayment of the convertible debentures.

   If we elect to dissolve the trust and thus cause convertible debentures to be distributed to holders of the trust securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the convertible debentures. See "--Description of the Convertible Debentures --General."

 Liquidation Value

   The amount of the liquidation distribution payable on the convertible preferred securities in the event of any liquidation of the trust is $10 per convertible preferred security plus accumulated and unpaid distributions to the date of payment, which may be in the form of a distribution of convertible debentures having a liquidation value and accrued interest of an equal amount. See "--Liquidation Distribution Upon Termination."

 Events of Default; Notice

   Any one of the following events constitutes an event of default under the trust agreement with respect to the convertible preferred securities:

  . the occurrence of an event of default under the indenture (see
    "Description of the Convertible Debentures--Debenture Events of
    Default");

  . a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

  . a default by the trust in the payment of any redemption price of any of the trust securities when it becomes due and payable;

  . a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the previous two points, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustee(s) by the holders of at least 25% in aggregate liquidation amount of the outstanding convertible preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

  . the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

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   Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the convertible preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. Irwin and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

   If an event of default under the indenture has occurred and is continuing, the convertible preferred securities will have preference over the common securities upon termination of the trust. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an event of default under the trust agreement does not entitle the holders of convertible preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the convertible debentures fail to accelerate the maturity thereof.

 Removal of the Trustees

   Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding convertible preferred securities may remove the property trustee or the Delaware trustee. The holders of the convertible preferred securities have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.

 Co-Trustees and Separate Property Trustee

   Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case these trustees will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.

 Merger or Consolidation of Trustees

   Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.

 Mergers, Consolidations, Amalgamations or Replacements of the Trust

   The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be considered to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the

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convertible preferred securities, the property trustee or the Delaware trustee, undertake a transaction listed above if the following conditions are met:

  . the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the convertible preferred securities, or (b) substitutes for the convertible preferred securities other securities having substantially the same terms as the convertible preferred securities (referred to as "successor securities") so long as the successor securities rank the same in priority as the convertible preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  . we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the convertible debentures;

  . the successor securities are listed or traded or will be listed or traded on any national securities exchange or other organization on which the convertible preferred securities are then listed, if any;

  . the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the convertible preferred securities (including any successor securities) in any material respect;

  . the successor entity has a purpose substantially identical to that of the trust;

  . prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the convertible preferred securities (including any successor securities) in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

  . we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the convertible debentures, the trust agreement and the expense agreement.

Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the convertible preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

 Voting Rights; Amendment of Trust Agreement

   Except as described below and under "Description of the Guarantees-- Amendments and Assignment" and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the convertible preferred securities will have no voting rights.

   The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the convertible preferred securities, in the following circumstances:

  . with respect to acceptance of appointment by a successor trustee;

  . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities; or

  . to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

   With the consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to

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

the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.

   As long as the property trustee holds any convertible debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding convertible preferred securities:

  . direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the convertible debentures;

  . waive any past default that is waivable under the indenture;

  . exercise any right to rescind or annul a declaration that the principal of all the convertible debentures will be due and payable; or

  . consent to any amendment or termination of the indenture or the convertible debentures, where the property trustee's consent is required. However, where a consent under the indenture requires the consent of each holder of the affected convertible debentures, no consent will be given by the property trustee without the prior consent of each holder of the convertible preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the convertible preferred securities except by subsequent vote of the holders of the convertible preferred securities. The property trustee will notify each holder of convertible preferred securities of any notice of default with respect to the convertible debentures. In addition to obtaining the foregoing approvals of the holders of the convertible preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as an association taxable as a corporation for federal income tax purposes on account of the action.

   Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust securities.

   No vote or consent of the holders of convertible preferred securities will be required for the trust to redeem and cancel its convertible preferred securities in accordance with the trust agreement.

   Notwithstanding the fact that holders of convertible preferred securities are entitled to vote or consent under any of the circumstances described above, any of the convertible preferred securities that are owned by Irwin, the trustees or any affiliate of Irwin or any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

 Global Convertible Preferred Securities

   The convertible preferred securities will be represented by one or more global convertible preferred securities registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. A global convertible preferred security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global convertible preferred securities will be reflected in DTC participant account records through DTC's book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the convertible preferred securities will be shown on, and transfers will be effected only through, records

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

maintained by DTC participants. Except as described below, convertible preferred securities in definitive form will not be issued in exchange for the global convertible preferred securities. See "Book-Entry Issuance."

   No global convertible preferred security may be exchanged for convertible preferred securities registered in the names of persons other than DTC or its nominee unless:

  . DTC notifies the indenture trustee that it is unwilling or unable to continue as a depositary for the global convertible preferred security and we are unable to locate a qualified successor depositary;

  . we execute and deliver to the indenture trustee a written order stating that we elect to terminate the book-entry system through DTC; or

  . there shall have occurred and be continuing an event of default under the indenture.

Any global convertible preferred security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in the names as DTC directs. It is expected that the instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in the global convertible preferred security. If convertible preferred securities are issued in definitive form, the convertible preferred securities will be in denominations of $10 and integral multiples of $10 and may be transferred or exchanged at the offices described below.

   Unless and until it is exchanged in whole or in part for the individual convertible preferred securities represented thereby, a global convertible preferred security may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of the successor.

   Payments on global convertible preferred securities will be made to DTC, as the depositary for the global convertible preferred securities. If the convertible preferred securities are issued in definitive form, distributions will be payable by check mailed to the address of record of the persons entitled to the distribution, and the transfer of the convertible preferred securities will be registrable, and convertible preferred securities will be exchangeable for convertible preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. In addition, if the convertible preferred securities are issued in definitive form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. For a description of the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

   Upon the issuance of one or more global convertible preferred securities, and the deposit of the global convertible preferred security with or on behalf of DTC or its nominee, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual convertible preferred securities represented by the global convertible preferred security to the designated accounts of persons that participate in the DTC system. These participant accounts will be designated by the dealers, underwriters or agents selling the convertible preferred securities. Ownership of beneficial interests in a global convertible preferred security will be limited to persons or entities having an account with DTC or who may hold interests through participants. With respect to interests of any person or entity that is a DTC participant, ownership of beneficial interests in a global convertible preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. With respect to persons or entities who hold interests in a global convertible preferred security through a participant, the interest and any transfer of the interest will be shown only on the participant's records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global convertible preferred security.

   So long as DTC or another depositary, or its nominee, is the registered owner of the global convertible preferred security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the convertible preferred securities represented by the global convertible preferred security for all

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purposes under the trust agreement. Except as described in this prospectus, owners of beneficial interests in a global convertible preferred security will not be entitled to have any of the individual convertible preferred securities represented by the global convertible preferred security registered in their names, will not receive or be entitled to receive physical delivery of any the convertible preferred securities in definitive form and will not be considered the owners or holders of the convertible preferred securities under the trust agreement.

   None of us, the property trustee, any paying agent or the securities registrar for the convertible preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global convertible preferred security representing the convertible preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that DTC or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a global convertible preferred security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global convertible preferred security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global convertible preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of the participants. See "Book-Entry Issuance."

 Payment and Paying Agency

   Payments in respect of the convertible preferred securities shall be made to DTC, which shall credit the relevant accounts of participants on the applicable distribution dates, or, if any of the convertible preferred securities are not held by DTC, the payments shall be made by check mailed to the address of the holder as listed on the register of holders of the convertible preferred securities. The paying agent for the convertible preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the convertible preferred securities may resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the convertible preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.

 Registrar, Transfer Agent and Conversion Agent

   The property trustee will act as the registrar, the transfer agent and the conversion agent for the convertible preferred securities. Registration of transfers of convertible preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of convertible preferred securities after they have been called for redemption.

 Information Concerning the Property Trustee

   The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of convertible preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust

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agreement, and the matter is not one on which holders of convertible preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

 Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  . the trust will not be deemed to be an "investment company" required to be registered under Investment Company Act;

  . the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

  . the convertible debentures will be treated as indebtedness of Irwin for federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.

   The administrative trustees are required to use their best efforts to maintain the listing of the convertible preferred securities on the Nasdaq National Market or a national securities exchange, but this requirement will not prevent us from redeeming all or a portion of the convertible preferred securities in accordance with the trust agreement.

   Holders of the convertible preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.

Description of the Convertible Debentures

   Concurrently with the issuance of the convertible preferred securities, the trust will invest the proceeds from the sale of the trust securities in the convertible debentures issued by us. The convertible debentures will be issued as unsecured debt under the indenture between us and Wilmington Trust Company, as indenture trustee. The indenture will be qualified under the Trust Indenture Act.

   The following discussion is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

 General

   The convertible debentures will be limited in aggregate principal amount to $20,618,560, or $23,711,350 if the underwriters' over-allotment option is exercised in full. This amount represents the sum of the aggregate stated liquidation amounts of the trust securities. The convertible debentures will
bear interest at the annual rate of    % of the principal amount. The interest
will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2000, to the person in whose name each convertible debenture is registered at the close of business on the 15th day of the last month of the calendar quarter. It is anticipated that, until the liquidation, if any, of the trust, the convertible debentures will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

   The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the convertible debentures is not a business day, then payment of interest will be made on the next day that is a business day without any additional interest or

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

other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount due at the
annual rate of    %, compounded quarterly.

   The convertible debentures will mature on September 30, 2030, the stated maturity date. We may shorten this date once at any time to any date not earlier than September 30, 2005, subject to the prior approval of the Federal Reserve, if required.

   We will give notice to the indenture trustee and the holders of the convertible debentures, no more than 180 days and no less than 30 days prior to the effectiveness of any change in the stated maturity date. We will not have the right to redeem the convertible debentures from the trust until after September 30, 2005, except if (a) a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms are defined on page 55, has occurred, or
(b) we pay a specific redemption premium, provided that our common stock price exceeds the conversion price of the convertible preferred securities by at least 125% for a certain period of time, or (c) we repurchase convertible preferred securities in the market, in which case we can elect to redeem convertible debentures specifically in exchange for a like amount of convertible preferred securities owned by us plus a proportionate amount of common securities.

   The convertible debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future, and will be further subordinated to any debt of ours issued in connection with trust preferred securities intended to qualify for "Tier 1" capital treatment unless those debt securities are also convertible into our common stock. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the convertible debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The convertible debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of convertible debentures should look only to our assets for payment. The indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt. See "--Subordination."

   The indenture does not contain provisions that afford holders of the convertible debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the convertible debentures.

 Option to Extend Interest Payment Period

   As long as no event of default under the indenture has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the convertible debentures at any time for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the convertible debentures or end on a date other than a date interest is normally due. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest thereon at the
annual rate of    %, compounded quarterly. During an extension period, interest will continue to accrue and holders of convertible debentures, or the holders of convertible preferred securities if they are then outstanding, will be required to accrue and recognize as income for federal income tax purposes the accrued but unpaid interest amounts in the year in which such amounts accrued. See "Federal Income Tax Consequences--Interest Payment Period and Original Issue Discount."

   During an extension period, we may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than the reclassification of any class of capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than payment of dividends or distributions to us);

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

  . make or allow any of our subsidiaries to make any payment of principal, interest or premium on, or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the convertible debentures;

  . make or allow any of our subsidiaries to make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the convertible debentures (other than payments under the guarantee); or

  . redeem, purchase or acquire less than all of the convertible debentures or any of the convertible preferred securities.

   Prior to the termination of any extension period, so long as no event of default under the indenture is continuing, we may further defer the payment of interest subject to the above stated requirements. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period at any time. We do not currently intend to exercise our right to defer payments of interest on the convertible debentures.

   We must give the property trustee, the administrative trustees and the indenture trustee notice of our election of an extension period at least two business days prior to the earlier of (a) the next date on which distributions on the trust securities would have been payable except for the election to begin an extension period, or (b) the date we are required to give notice of the record date, or the date the distributions are payable, to the Nasdaq National Market, or other applicable self-regulatory organization, or to holders of the convertible preferred securities, but in any event at least one business day prior to the record date.

   Other than as described above, there is no limitation on the number of times that we may elect to begin an extension period.

 Additional Sums to be Paid as a Result of Additional Taxes

   If the trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of the occurrence of a Tax Event, we will pay as additional interest on the convertible debentures any amounts which may be required so that the net amounts received and retained by the trust after paying any additional taxes, duties, assessments or other governmental charges will not be less than the amounts the trust would have received had the additional taxes, duties, assessments or other governmental charges not been imposed.

 Redemption

   Subject to prior approval of the Federal Reserve, if required, we may redeem the convertible debentures prior to maturity without payment of premium:

  . on or after September 30, 2005, in whole at any time or in part from time to time; or

  . in whole at any time within 180 days following the occurrence of a Tax
    Event, an Investment Company Event or a Capital Treatment Event; or

  . at any time, and from time to time, to the extent of any convertible preferred securities we purchase, plus a proportionate amount of the common securities we hold.

In each case, we will pay a redemption price equal to the accrued and unpaid interest on the convertible debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the redeemed convertible debentures.

   In certain circumstances, we may also redeem the convertible debentures prior to September 30, 2005 if we pay a redemption premium, as follows:

  . on or after September 30, 2003 but before September 30, 2004, for an
    amount equal to    % of the principal amount to be redeemed, plus any
    accrued and unpaid interest on the convertible debentures to the date of such redemption; and

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

  . on or after September 30, 2004 but before September 30, 2005, for an
    amount equal to    % of the principal amount to be redeemed, plus any
    accrued and unpaid interest on the convertible debentures to the date of such redemption.

Except in the special events described above, we will only have the right to redeem prior to September 30, 2005, if the price of our common stock has been at least 125% of the conversion price of the convertible preferred securities for a period of 20 consecutive trading days ending within five business days of the date of notice of redemption.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of convertible debentures to be redeemed at its registered address. Redemption of less than all outstanding convertible debentures must be effected proportionately, by lot or in any other manner deemed to be fair and appropriate by the indenture trustee. Unless we default in payment of the redemption price for the convertible debentures, on and after the redemption date interest will no longer accrue on the convertible debentures or the portions of the convertible debentures called for redemption.

   The convertible debentures will not be subject to any sinking fund.

 Distribution Upon Liquidation

   As described above in "--Description of the Convertible Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances and with the Federal Reserve's approval, convertible debentures may be distributed to the holders of the trust securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust. If this occurs, we will use our best efforts to list the convertible debentures on the Nasdaq National Market or other stock exchange or national quotation system on which the convertible preferred securities are then listed, if any. There can be no assurance as to the market price of any convertible debentures that may be distributed to the holders of convertible preferred securities.

 Restrictions on Payments

   We are restricted from making certain payments (as described below) if we have chosen to defer payment of interest on the convertible debentures, if an event of default has occurred and is continuing under the indenture, or if we are in default with respect to our obligations under the guarantee.

   If any of these events occur, we will not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than payment of dividends or distributions to us);

  . make or allow any of our subsidiaries to make any payment of principal, interest or premium on, or repay or repurchase or redeem any of our debt securities that rank equally with or junior to the convertible debentures;

  . make or allow any of our subsidiaries to make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the convertible debentures (other than payments under the guarantee with respect to the convertible preferred securities); or

  . redeem, purchase or acquire less than all of the convertible debentures or any of the convertible preferred securities.

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

 Subordination

   The convertible debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined below. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of Irwin, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of convertible debentures will be entitled to receive or retain any payment in respect of the convertible debentures.

   If the maturity of any convertible debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the convertible debentures will be entitled to receive or retain any principal or interest payments on the convertible debentures.

   No payments of principal or interest on the convertible debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

   The term "debt" means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

  . every obligation of the person for money borrowed;

  . every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

  . every obligation of the person issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

  . every capital lease obligation of the person; and

  . every obligation of the type referred to in the first five points of another person and all dividends of another person the payment of which, in either case, the first person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

   The term "senior debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt, whether incurred on or prior to the date of the indenture or incurred after the date. However, senior debt will not be deemed to include:

  . any debt where it is provided in the instrument creating the debt that the obligations are not superior in right of payment to the convertible debentures or to other debt which is equal with, or subordinated to, the convertible debentures;

  . any of our debt that when incurred and without regard to any election under the federal bankruptcy laws, was without recourse to us;

  . any debt of ours to any of our subsidiaries;

  . any debt to any of our employees;

  . any debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the convertible debentures as a result of the subordination provisions of the indenture would be greater

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

   than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

  . debt which constitutes subordinated debt, including our 9.25%
    Subordinated Debentures due 2027, issued to IFC Capital Trust I and the
      % Junior Subordinated Debentures to be held by IFC Capital Trust II.

   The term "subordinated debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt. Except as described below, subordinated debt includes debt incurred on or prior to the date of the indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other debt of ours. For purposes of the convertible debentures, subordinated debt also includes any debt of ours under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing subsidiary in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for "Tier 1" capital treatment, such as the approximately $50 million of 9.25% Subordinated
Debentures due 2027 that we issued to IFC Capital Trust I in 1997 and the   %
Junior Subordinated Debentures that we will be issuing to IFC Capital Trust II, unless those debt securities are also convertible into our common stock. Subordinated debt will not be deemed to include:

  . any of our debt which when incurred and without regard to any election under the federal bankruptcy laws was without recourse to us;

  . any debt of ours to any of our subsidiaries;

  . any debt to any of our employees;

  . any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the convertible debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

  . debt which constitutes senior debt.

   We expect from time to time to incur additional indebtedness, and there is no limitation under the indenture on the amount of indebtedness we may incur. We had consolidated senior and subordinated debt of $92.6 million outstanding principal amount at June 30, 2000.

 Conversion of Convertible Debentures

   The convertible debentures will be convertible into common stock at the option of the holders thereof at any time on or after November 30, 2000, and
prior to       p.m. (Eastern time) on the business day immediately preceding the date of repayment of such convertible debentures, whether at stated maturity or upon redemption (either at the option of Irwin or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at the conversion ratio as adjusted, as applicable, as described under "Description of Convertible Preferred Securities--Conversion Rights." The Trust will covenant not to convert convertible debentures held by it except pursuant to a notice of conversion delivered to the conversion agent by a holder of convertible preferred securities. Upon surrender of a convertible preferred security to the conversion agent for conversion, the Trust will distribute $10 principal amount of the convertible debentures per convertible preferred security to the conversion agent on behalf of the holder of the convertible preferred securities so converted whereupon the conversion agent will convert such convertible debentures to common stock on behalf of such holder. Irwin's delivery to the holders of the convertible debentures (through the conversion agent) of the fixed number of shares of common stock into which the debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy our obligation to pay the principal amount of the convertible debentures so converted, and the accrued and unpaid interest thereupon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any debentures are converted after a record date for payment of interest and on or before the related interest payment date, the interest payable on the related interest payment date with respect to such convertible debentures will be paid to the trust (which will distribute an equivalent amount to the holder of such convertible preferred security on the related record date) or other holder of convertible debentures, as the case may be, despite such conversion, and the holder of the convertible debentures must deliver an amount equal to the interest payable on the related interest payment date prior to receiving the shares of common stock; provided, further that if any convertible debentures are delivered for conversion during an extension period by a holder after receiving a notice of redemption from the property trustee, we will be required to pay to the trust or other holder of the converted debentures all accrued and unpaid interest, if any, on such convertible debentures through the date of conversion which amount will be simultaneously distributed to the holders of the convertible preferred securities, if any, in respect of which such convertible debentures were delivered. Except as provided above, neither the trust nor Irwin will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid interest, whether or not in arrears, on the convertible debentures surrendered for conversion. See "Description of Convertible Preferred Securities--Conversion Rights."

 Payment and Paying Agents

   Generally, payment of principal of and interest on the convertible debentures will be made at the office of the indenture trustee in Wilmington, Delaware. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the convertible debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the convertible debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on convertible debentures will be made to the person in whose name the convertible debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

   Any moneys deposited with the indenture trustee or any paying agent for the convertible debentures, or then held by us in trust, for the payment of the principal of or interest on the convertible debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us on September 30 of each year. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the convertible debenture will thereafter look, as a general unsecured creditor, only to us for payment.

 Registrar and Transfer Agent

   The indenture trustee will act as the registrar and the transfer agent for the convertible debentures. Convertible debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in Wilmington, Delaware, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the convertible debentures.

   If we redeem any of the convertible debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of or exchange any convertible debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any convertible debentures so selected for redemption, except, in the case of any convertible debentures being redeemed in part, any portion not to be redeemed.

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

 Modification of Indenture

   We and the indenture trustee may, from time to time without the consent of the holders of the convertible debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the convertible debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding convertible debentures. However, without the consent of the holder of each outstanding convertible debenture affected by the proposed modification, no modification may:

  . extend the maturity date of the convertible debentures; or

  . reduce the principal amount or the rate or extend the time of payment of interest; or

  . reduce the percentage of principal amount of convertible debentures required to amend the indenture.

As long as any of the convertible preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the convertible debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the convertible preferred securities.

 Debenture Events of Default

   The indenture provides that any one or more of the following events with respect to the convertible debentures that has occurred and is continuing constitutes an event of default under the indenture:

  . our failure to pay any interest on the convertible debentures for 30 days after the due date, except where we have properly deferred the interest payment;

  . our failure to pay any principal on the convertible debentures when due whether at maturity, upon redemption or otherwise;

  . our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the convertible debentures; or

  . our bankruptcy, insolvency or reorganization or dissolution of the trust.

   The holders of a majority of the aggregate outstanding principal amount of the convertible debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the convertible debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the convertible debentures may rescind and annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration, has been deposited with the indenture trustee. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the convertible debentures which has become due solely by the acceleration. Should the holders of the convertible debentures fail to annul the declaration and waive the default, the holders of at least 25% in aggregate liquidation amount of the convertible preferred securities will have this right.

   If an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the convertible debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the convertible debentures.

   We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

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

 Enforcement of Certain Rights by Holders of the Convertible Preferred
 Securities

   If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the convertible debentures on the date on which the payment is due and payable, then a holder of convertible preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the convertible preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.

   The holders of the convertible preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the convertible debentures unless there has been an event of default under the trust agreement. See "--Description of the Convertible Preferred Securities--Events of Default; Notice."

 Consolidation, Merger, Sale of Assets and Other Transactions

   We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

  . if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the convertible debentures;

  . immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

  . other conditions as prescribed in the indenture are met.

   Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See "--Description of the Convertible Preferred Securities--Mergers, Consolidations, Amalgamations or Replacements of the Trust."

 Satisfaction and Discharge

   The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all convertible debentures not previously delivered to the indenture trustee for cancellation:

  . have become due and payable;

  . will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the convertible debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of the deposit or to the stated maturity or redemption date, as the case may be.

   We may still be required to provide officers' certificates, opinions of counsel and pay fees and expenses due after these events occur.

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

 Governing Law

   The indenture and the convertible debentures will be governed by and construed in accordance with Indiana law.

 Information Concerning the Indenture Trustee

   The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of convertible debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

 Miscellaneous

   We have agreed, pursuant to the indenture, for so long as convertible preferred securities remain outstanding:

  . to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

  . not to voluntarily terminate, wind up or liquidate the trust without prior approval of the Federal Reserve, if required;

  . to use our reasonable efforts to cause the trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of convertible debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes; and

  . to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the convertible debentures.

                         DESCRIPTION OF THE GUARANTEES

   The preferred securities guarantee agreement will be executed and delivered by us concurrently with the issuance of the preferred securities for the benefit of the holders of the preferred securities. The convertible preferred securities guarantee agreement will be executed and delivered by us concurrently with the issuance of the convertible preferred securities for the benefit of the holders of the convertible preferred securities. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, the guarantee trustee, will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold each guarantee for the benefit of the holders of the preferred securities and the convertible preferred securities, as the case may be. Prospective investors are urged to read the form of the guarantee agreements, which have been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

   We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreements, the guarantee payments (as defined below) to the holders of the preferred securities and the convertible preferred securities, as the case may be, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

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

   The following payments with respect to the preferred securities and the convertible preferred securities are called the "guarantee payments" and, to the extent not paid or made by the applicable trust and to the extent that the applicable trust has funds available for those distributions, will be subject to the applicable guarantee:

  . any accumulated and unpaid distributions required to be paid on the preferred securities or the convertible preferred securities, as the case may be;

  . with respect to any preferred securities or convertible preferred securities called for redemption, as the case may be, the redemption price; and

  . upon a voluntary or involuntary dissolution, winding up or termination of the applicable trust (other than in connection with the distribution of debentures to the holders of preferred securities in exchange for preferred securities or the distribution of convertible debentures to the holders of convertible preferred securities, as the case may be), the lesser of:

    (a) the amount of the liquidation distribution; and

    (b) the amount of assets of the applicable trust remaining available for distribution to holders of preferred securities or convertible securities, as the case may be, in liquidation of the applicable trust.

We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the preferred securities or the convertible preferred securities, as the case may be, or by causing the applicable trust to pay the amounts to the applicable holders.

   The guarantee agreements are each a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the preferred securities.

Status of the Guarantees

   Each guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the debentures and the convertible debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently, and neither of the indentures nor the trust agreements limits the amounts of the obligations that we may incur.

   Each guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of preferred securities or convertible preferred securities, as the case may be, may institute a legal proceeding directly against us to enforce their rights under the applicable guarantee without first instituting a legal proceeding against any other person or entity.

   Neither guarantee will be discharged except by payment of the applicable guarantee payments in full to the extent not paid by the applicable trust or upon distribution of the debentures to the holders of the preferred securities or convertible preferred securities, as the case may be. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under each guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantees.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred securities or the convertible preferred securities, as the case may be, in which case no vote will be

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

required, neither guarantee may be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding preferred securities or the convertible preferred securities, as the case may be.

Events of Default; Remedies

   An event of default under the respective guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the respective guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities or the convertible preferred securities, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable guarantee trustee in respect of the applicable guarantee and may direct the exercise of any power conferred upon the applicable guarantee trustee under the applicable guarantee agreement.

   Any holder of preferred securities or convertible preferred securities, as the case may be, may institute and prosecute a legal proceeding directly against us to enforce its rights under the applicable guarantee without first instituting a legal proceeding against the applicable trust, the applicable guarantee trustee or any other person or entity.

   We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement.

Termination of the Guarantees

   Each guarantee will terminate and be of no further force and effect upon:

  . full payment of the redemption price of the preferred securities or convertible preferred securities, as the case may be;

  . full payment of the amounts payable upon liquidation of the applicable trust; or

  . distribution of the debentures to the holders of the preferred securities or the convertible preferred securities, as the case may be.

If at any time any holder of the preferred securities or the convertible preferred securities, as the case may be, must restore payment of any sums paid under the preferred securities or the convertible preferred securities, as the case may be, or the applicable guarantee, the applicable guarantee will continue to be effective or will be reinstated with respect to such amounts.

Information Concerning the Guarantee Trustee

   The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable guarantee at the request of any holder of any preferred securities or the convertible preferred securities, as the case may be, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Expense Agreements

   We will, pursuant to the separate Agreement as to Expenses and Liabilities entered into by us and the trusts under the respective trust agreements, irrevocably and unconditionally guarantee to each person or entity to whom the applicable trust becomes indebted or liable, the full payment of any costs, expenses or liabilities

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

of the applicable trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

   Each guarantee will be governed by Indiana law.

              RELATIONSHIP AMONG THE PREFERRED SECURITIES AND THE
                DEBENTURES, THE CONVERTIBLE PREFERRED SECURITIES
               AND THE CONVERTIBLE DEBENTURES AND THE GUARANTEES

Full and Unconditional Guarantee

   We irrevocably guarantee, as and to the extent described in this prospectus, payments of distributions and other amounts due on the preferred securities and the convertible preferred securities, as the case may be, to the extent the respective trust has funds available for the payment of these amounts. We and the applicable trust believe that, taken together, our obligations under the debentures, the convertible debentures, the indentures, the trust agreements, the expense agreements and the guarantee agreements provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of distributions and other amounts due on the preferred securities and the convertible preferred securities, as the case may be. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of each trust under the preferred securities or the convertible preferred securities, as the case may be.

   If and to the extent that we do not make payments on the debentures or the convertible debentures, the applicable trust will not pay distributions or other amounts due on the preferred securities or the convertible preferred securities, as the case may be. The guarantees do not cover payment of distributions when the applicable trust does not have sufficient funds to pay the distributions. In this event, the remedy of a holder of preferred securities or convertible preferred securities, as the case may be, is to institute a legal proceeding directly against us for enforcement of payment of the distributions to the holder. Our obligations under the guarantees are subordinated and junior in right of payment to all of our other indebtedness.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the debentures and the convertible debentures, as the case may be, these payments will be sufficient to cover distributions and other payments due on the preferred securities or convertible preferred securities, as the case may be, primarily because:

  . the aggregate principal amount of the debentures and the convertible debentures, as the case may be, will be equal to the sum of the aggregate stated liquidation amount of the respective trust securities;

  . the interest rate and interest and other payment dates on the debentures and the convertible debentures as the case may be, will match the distribution rate and distribution and other payment dates for the preferred securities or convertible preferred securities, as the case may be;

  . we will pay for any and all costs, expenses and liabilities of each trust, except the obligations of the applicable trust to pay to holders of the preferred securities or convertible preferred securities, as the case may be, the amounts due to the holders pursuant to the terms of the preferred securities or convertible preferred securities, as the case may be; and

  . neither trust will engage in any activity that is not consistent with the limited purposes of such trust.

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Enforcement Rights of Holders of Preferred Securities and Convertible Preferred
Securities

   A holder of any preferred security or convertible preferred security may institute a legal proceeding directly against us to enforce its rights under the applicable guarantee without first instituting a legal proceeding against the respective guarantee trustee, the applicable trust or any other person. A default or event of default under any of our senior or subordinated debt would not constitute a default or event of default under either trust agreement. In the event, however, of payment defaults under, or acceleration of, our senior or subordinated debt, the subordination provisions of the indentures provide that no payments may be made in respect of the debentures or the convertible debentures, as the case may be, until the obligations have been paid in full or any payment default has been cured or waived. Failure to make required payments on the debentures or the convertible debentures, as the case may be, would constitute an event of default under the applicable trust agreement.

Limited Purpose of the Trusts

   The preferred securities and the convertible preferred securities, as the case may be, evidence preferred undivided beneficial interests in the assets of the applicable trust. Each trust exists for the exclusive purposes of issuing the trust securities, investing the proceeds thereof in debentures or the convertible debentures, as the case may be, and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a preferred security or convertible preferred security and the rights of a holder of a debenture or a convertible debenture is that a holder of a debenture or a convertible debenture is entitled to receive from us the principal amount of and interest accrued on debentures or convertible debentures, as the case may be, held, while a holder of preferred securities or convertible preferred securities, as the case may be, is entitled to receive distributions from the applicable trust (or from us under the applicable guarantee) if and to the extent the applicable trust has funds available for the payment of the distributions.

Rights Upon Termination

   Upon any voluntary or involuntary termination, winding-up or liquidation of the applicable trust involving the liquidation of the debentures or convertible debentures, as the case may be, the holders of the preferred securities or convertible preferred securities, as the case may be, will be entitled to receive, out of assets held by the applicable trust, the liquidation distribution in cash.

   Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debentures or the convertible debentures, as the case may be, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantees and have agreed to pay for all costs, expenses and liabilities of the trust other than the obligations of the applicable trust to pay to holders of the preferred securities or the convertible preferred securities, as the case may be, the amounts due to the holders pursuant to the terms of the preferred securities or the convertible preferred securities, as the case may be, the positions of a holder of the preferred securities or the convertible preferred securities, as the case may be, and a holder of the debentures or the convertible debentures, as the case may be, relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

                              BOOK-ENTRY ISSUANCE

General

   DTC will act as securities depositary for each of the preferred securities and the convertible preferred securities and may act as securities depositary for all of the debentures and all of the convertible debentures in the event of the distribution of the debentures to the holders of preferred securities or the convertible debentures to the holders of the convertible preferred securities, as the case may be. Except as described below,

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the preferred securities and the convertible preferred securities will be issued only as registered securities in the name of Cede & Co. (DTC's nominee). One or more global preferred securities will be issued for the preferred securities and the convertible preferred securities and will be deposited with DTC.

   DTC is a limited purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of preferred securities and convertible preferred securities within the DTC system must be made by or through direct participants, which will receive a credit for the preferred securities and convertible preferred securities on DTC's records. The ownership interest of each actual purchaser of each preferred security and convertible preferred securities ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities or convertible preferred security, as the case may be. Transfers of ownership interests in the preferred securities or convertible preferred security, as the case may be, are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in preferred securities or convertible preferred security, as the case may be, except if use of the book-entry-only system for the preferred securities or the convertible preferred securities is discontinued.

   DTC will have no knowledge of the actual beneficial owners of the preferred securities or the convertible preferred securities; DTC's records reflect only the identity of the direct participants to whose accounts the preferred securities or convertible preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices will be sent to Cede & Co. as the registered holder of the preferred securities and the convertible preferred securities. If less than all of the preferred securities or the convertible preferred securities, as the case may be, are being redeemed, the amount to be redeemed will be determined in accordance with the applicable trust agreement.

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   Although voting with respect to the preferred securities and the convertible preferred securities is limited to the holders of record of the preferred securities or the convertible preferred securities, as the case may be, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to preferred securities or the convertible preferred securities, as the case may be. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred securities or the convertible preferred securities, as the case may be, are credited on the record date.

Distribution of Funds

   The applicable property trustee will make distribution payments on the preferred securities or the convertible preferred securities, as the case may be, to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the property trustees, the trusts or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the applicable property trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositaries and Termination of Book-Entry System

   DTC may discontinue providing its services with respect to any of the preferred securities or the convertible preferred securities at any time by giving reasonable notice to the applicable property trustee or us. If no successor securities depositary is obtained, definitive certificates representing the preferred securities or the convertible preferred securities, as the case may be, are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the applicable indenture, the holders of a majority in liquidation amount of preferred securities or the convertible preferred securities, as the case may be, may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the preferred securities or the convertible preferred securities, as the case may be, will be printed and delivered.

                          DESCRIPTION OF CAPITAL STOCK

   The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our Restated Articles of Incorporation and our Code of By-laws, as amended to date.

   The authorized capitalization of Irwin consists of:

  . 40,000,000 shares of common stock, no par value, and

  . 4,000,000 shares of preferred stock, no par value.

   Shares of preferred stock are issuable on terms that may be established from time to time by our Board of Directors prior to their issuance. An aggregate of 333,332 shares of preferred stock have been designated Convertible Preferred Stock, Series A, B, C or D, each of which shares is convertible into, at a minimum, one share of common stock. Each series relates to a particular geographic market of Irwin Union Bank and the preferred shares will be convertible into a greater number of shares of common stock if that banking office achieves specified deposit growth goals. In aggregate, the shares of Series A, Series B, Series C and Series D Convertible Preferred Stock are convertible into a maximum of 120,420 shares of common stock, subject to

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adjustment in the event of certain capital changes, such as stock split. The
Board of Directors has authorized the designation of other similar series of Convertible Preferred Stock as part of the Irwin Union Bank deposit development program, but the total number of shares of preferred stock issuable under the program will not exceed 400,000 shares.

   As of August 22, 2000, there were outstanding:

  . 20,985,189 shares of common stock,

  . employee stock options to purchase 1,614,042 shares of common stock (of which options to purchase an aggregate of 1,210,570 shares of common stock were currently exercisable),

  . 14,208 shares of Series A Convertible Preferred Stock,

  . 26,317 shares of Series B Convertible Preferred Stock,

  . 55,811 shares of Series C Convertible Preferred Stock, and

  . zero shares of Series D Convertible Preferred Stock.

Dividend Rights

   Holders of the common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to receive pro rata any assets distributable to holders of the common stock upon liquidation of Irwin.

Voting Rights

   Holders of the common stock are entitled to vote for the election of directors and upon all other matters, which may be submitted to a vote of shareholders generally, with each share being entitled to one vote. The common shareholders do not possess cumulative voting rights, which means that our chairman, William Miller, who votes more than 50% of our common stock, can elect all of our directors.

   Common shareholders have no conversion rights or preemptive rights to purchase additional securities that may be issued by us. There are no redemption provisions applicable to our common stock and common shareholders are not liable for any further capital call or assessment.

                        FEDERAL INCOME TAX CONSEQUENCES

General

   The following summary of the material federal income tax considerations that may be relevant to the purchasers of preferred securities, insofar as the discussion relates to matters of law and legal conclusions, represents the opinion of Vedder, Price, Kaufman & Kammholz, counsel to Irwin and the trusts. The conclusions expressed herein are based upon current provisions of the Internal Revenue Code of 1986, as amended, regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effect. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Furthermore, the authorities on which the following summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of preferred securities may differ from the treatment described below.

   No attempt has been made in the following discussion to comment on all federal income tax matters affecting purchasers of preferred securities. Moreover, the discussion generally focuses on holders of preferred securities who are individual citizens or residents of the United States and trust and estates whose federal taxable income is taxed in the same manner as individual citizens or residents of the United States, and who acquire preferred securities on their original issue at their initial offering price and hold preferred securities as

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capital assets. The discussion has only limited application to dealers in securities, corporations, partnerships, or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the preferred securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. The following discussion also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of preferred securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the preferred securities. Accordingly, each prospective investor should consult, and should rely exclusively on, the investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of preferred securities.

   Except as specifically stated below, the federal income tax consequences described below with respect to the debentures, the preferred securities and holders of the preferred securities shall apply in the same manner with respect to the convertible debentures, the convertible preferred securities and holders of the convertible preferred securities.

Classification of the Debentures

   Based on advice of counsel, we intend to take the position that the debentures will be classified for federal income tax purposes as indebtedness of Irwin under current law, and, by acceptance of a preferred security, you, as a holder, covenant to treat the debentures as indebtedness and the preferred securities as evidence of an indirect beneficial ownership interest in the debentures. No assurance can be given, however, that this position will not be challenged by the Internal Revenue Service ("IRS") or, if challenged, that it will not be successful. The remainder of this discussion assumes that the debentures will be classified for federal income tax purposes as indebtedness of Irwin.

Classification of IFC Capital Trust II and IFC Capital Trust III

   Vedder, Price, Kaufman & Kammholz, counsel for Irwin and the trusts, has rendered its opinion that, under current law and assuming full compliance with the terms of their respective trust agreement and indenture, each of IFC Capital Trust II and IFC Capital Trust III will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, you, as a holder of preferred securities and convertible preferred securities, as the case may be, will be treated as owning an undivided beneficial interest in the debentures and convertible debentures, as the case may be, and you will be required to include in its gross income any interest with respect to such debentures at the time such interest is accrued or is received, in accordance with the holder's method of accounting. If such debentures were determined to be subject to the original issue discount ("OID") rules, you as a holder would instead be required to include in its gross income any OID accrued with respect to your allocable share of such debentures whether or not cash was actually distributed to you.

Interest Payment Period and Original Issue Discount

   Under the applicable Treasury regulations, debt instruments such as the debentures, which are issued at face value will not be considered issued with OID, even if their issuer can defer payments of interest, if the likelihood of any deferral is remote. Assuming the accuracy of our conclusion as set forth below that the likelihood of exercising its option to defer payments is remote, the debentures will not be treated as issued with OID. Accordingly, except as set forth below, stated interest on the debentures generally will be included in income by a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of accounting.

   A debt instrument will generally be treated as issued with OID if the stated interest on the instrument does not constitute "qualified stated interest." Qualified stated interest is generally any one of a series of stated

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interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether stated interest on an instrument is unconditionally payable and thus constitutes qualified stated interest, remote contingencies as to the timely payment of stated interest are ignored. In the case of the debentures, we have concluded that the likelihood of exercising our option to defer payments of interest is remote. This is in part because we have a history of paying dividends on our common stock and intend to continue to do so, and we would be unable to continue paying these dividends, which could adversely affect the market for our common stock, if we deferred our payments under the debentures.

   If the likelihood that we would exercise the option to defer any payment of interest was determined not to be "remote" or if Irwin actually exercises its option to defer the payment of interest, the debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest would thereafter be treated as OID as long as the debentures remained outstanding. In such event, all of a holder's taxable interest income in respect of the debentures would constitute OID that would have to be included in income on a constant yield method before the receipt of the cash attributable to such income, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of preferred securities would be required to include such OID in gross income even though Irwin would not make any actual cash payments during an extension period.

   The Treasury regulations referred to above have not been interpreted by any court decisions or addressed in any ruling or other pronouncements of the IRS, and it is possible that the IRS could take a position contrary to the conclusions herein.

   Because income on the preferred securities will constitute interest, corporate holders of preferred securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the preferred securities.

Market Discount and Acquisition Premium

   Holders of preferred securities other than a holder who purchased the preferred securities upon original issuance or who purchased for a price other than the first price at which a substantial amount of the preferred securities were sold for money other than to a bond house, broker, or other person acting as an underwriter, placement agent or wholesaler may be considered to have acquired their undivided interests in the debentures with "market discount" or "acquisition premium" as these phrases are defined for federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the preferred securities.

Receipt of Debentures or Cash Upon Liquidation of the Trust

   Under the circumstances described under "Description of the Preferred Securities -- Redemption or Exchange" and "-- Liquidation Distribution Upon Termination," the debentures may be distributed to holders of preferred securities upon a liquidation of the trust. Under current federal income tax law, such a distribution would be treated as a nontaxable event to the holder and would result in the holder having an aggregate tax basis in the debentures received in the liquidation equal to the holder's aggregate tax basis in the preferred securities immediately before the distribution. A holder's holding period in debentures received in liquidation of the trust would include the period for which the holder held the preferred securities.

   If, however, a Tax Event occurs which results in the trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the preferred securities. Under certain circumstances described herein, the debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of their preferred securities. Under current law, such a redemption should, to the extent that it constitutes a complete redemption, constitute a taxable disposition of the redeemed preferred securities, and, for federal income tax purposes, a holder should therefore recognize gain or loss as if the holder sold the preferred securities for cash.

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Disposition of Preferred Securities

   A holder that sells preferred securities will recognize gain or loss equal to the difference between the amount realized on the sale of the preferred securities and the holder's adjusted tax basis in the preferred securities. A holder's adjusted tax basis in the preferred securities generally will be its initial purchase price increased by OID, if any, previously includible in the holder's gross income to the date of disposition and decreased by payments, if any, received on the preferred securities in respect of OID to the date of disposition. A gain or loss of this kind will generally be a capital gain or loss and will be a long-term capital gain or loss if the preferred securities have been held for more than one year at the time of sale.

   The preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying debentures. A holder that disposes of its preferred securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary income, and to add the amount to its adjusted tax basis in its proportionate share of the underlying debentures deemed disposed of. Any OID included in income will increase a holder's adjusted tax basis as discussed above. To the extent the selling price is less than the holder's adjusted tax basis a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

Conversion of Convertible Preferred Securities

   A holder of convertible preferred securities generally will not recognize income, gain or loss upon the conversion of its convertible preferred securities into our common stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of common stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the common stock received upon exchange and conversion should generally be equal to the holder's tax basis in the convertible preferred securities delivered to the conversion agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the common stock received upon exchange and conversion will generally begin on the date that the holder acquired the convertible preferred securities delivered to the conversion agent for exchange.

Adjustment of Conversion Ratio

   Treasury Regulations promulgated under Section 305 of the Code would treat holders of convertible preferred securities as having received a constructive distribution from us in the event that the conversion ratio of the convertible debentures were adjusted if (1) as a result of such adjustment, the proportionate interest (measured by the quantum of common stock into or for which the convertible debentures are convertible or exchangeable) of the holders of the convertible preferred securities in the assets or earnings and profits of Irwin were increased, and (2) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment of the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the conversion ratio for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Irwin. Holders of the convertible preferred securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

Ownership of Common Stock

   Distributions received by holders of common stock in respect of such common stock (other than certain distributions of additional shares of common stock or rights to acquire additional shares of common stock) will be treated as ordinary dividend income to such holders to the extent such distributions are considered to be paid by us out of our current or accumulated earnings and profits, as determined under federal income tax principles. Corporate holders of common stock may be entitled to a "dividends-received deduction" with respect to such dividends.

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   To the extent that any such distribution exceeds our current or accumulated earnings and profit, such distribution will be treated, first, as a tax-free return of capital to a holder of common stock to the extent of such holder's adjusted tax basis in the common stock and, thereafter, as capital gain.

   Distributions of additional shares of common stock, or rights to acquire additional shares of common stock, that are received as part of a pro rata distribution of such shares, or rights to acquire such shares, to all our shareholders generally should not be subject to federal income tax. The tax basis of such new shares or rights generally will be determined by allocating the shareholder's adjusted tax basis in the "old" shares of common stock between such "old" shares and the new shares or rights received by such shareholder, based upon their relative fair market values on the date of the distribution.

   A holder of common stock generally will recognize gain or loss on a sale or other taxable disposition of common stock equal to the difference between the amount realized by the shareholder on such sale or disposition and the shareholder's adjusted tax basis in such common stock. Such gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the holder had held such common stock for more than one year immediately prior to such sale or disposition.

Effect of Possible Changes in Tax Laws

   Congress and the Clinton Administration have considered certain proposed tax law changes in the past that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations if the debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the term was in excess of 20 years. Although these proposed tax law changes have not been enacted into law, there can be no assurance that tax law changes will not be reintroduced into future legislation which, if enacted after the date hereof, may adversely affect the federal income tax deductibility of interest payable on the debentures.

   In addition, in a case filed in the U.S. Tax Court, Enron Corp. v. Commissioner, Tax Court Docket No. 6149-98, the IRS challenged the deductibility for federal income tax purposes of interest paid on securities which are similar, but not identical to, the preferred securities. The parties filed a stipulation of settled issues, a portion of which stipulated there shall be no adjustment for the interest deducted by the taxpayer with respect to the securities. The IRS may also challenge the deductibility of interest paid on the debentures, which, if such challenge were litigated resulting in the IRS's position being sustained, would trigger a Tax Event and possibly a redemption of the preferred securities.

   Accordingly, there can be no assurance that a Tax Event will not occur. A Tax Event would permit us, upon approval of the Federal Reserve, if then required, to cause a redemption of the preferred securities before, as well as after, September 30, 2005. See "Description of the Debentures--Redemption" and "Description of the Preferred Securities--Redemption or Exchange--Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event."

Backup Withholding and Information Reporting

   Interest paid, or, if applicable, OID accrued, on the preferred securities held of record by individual citizens or residents of the United States, or certain trusts, estates and partnerships, will be reported to the Internal Revenue Service on Forms 1099-INT, or, where applicable, Forms 1099-OID, which forms should be mailed to the holders by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the preferred securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's federal income tax liability, provided the required information is provided to the Internal Revenue Service.

   The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon the particular situation of a holder of preferred securities. Holders of preferred securities should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the preferred securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

   Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, or Section 4975 of the Internal Revenue Code, generally may purchase preferred securities and convertible preferred securities, subject to the investing fiduciary's determination that the investment in preferred securities and convertible preferred securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the plan.

   In any case, we and/or any of our affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code) with respect to certain plans. These plans generally include plans maintained or sponsored by, or contributed to by, any such persons with respect to which we or any of our affiliates are a fiduciary or plans for which we or any of our affiliates provide services. The acquisition and ownership of preferred securities and convertible preferred securities by a plan (or by an individual retirement arrangement or other plans described in Section 4975(e)(1) of the Internal Revenue Code) with respect to which we or any of our affiliates are considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the preferred securities or convertible preferred securities are acquired pursuant to and in accordance with an applicable exemption.

   As a result, plans with respect to which we or any of our affiliates or any of its affiliates is a party in interest or a disqualified person should not acquire preferred securities or convertible preferred securities unless the preferred securities or convertible preferred securities are acquired pursuant to and in accordance with an applicable exemption. Any other plans or other entities whose assets include plan assets subject to ERISA or Section 4975 of the Internal Revenue Code proposing to acquire preferred securities or convertible preferred securities should consult with their own counsel.

                                  UNDERWRITING

   Subject to the terms and conditions of separate underwriting agreements for the preferred securities and the convertible preferred securities among Irwin, the applicable trust and the underwriters named below, for whom Stifel, Nicolaus & Company, Incorporated is acting as representative, the underwriters have severally agreed to purchase from IFC Capital Trust II, and IFC Capital Trust II has agreed to sell to them, an aggregate of 1,800,000 preferred securities, and the underwriters have severally agreed to purchase from IFC Capital Trust III, and IFC Capital Trust III has agreed to sell to them, an aggregate of 2,000,000 convertible preferred securities in the amounts set forth below opposite their respective names.

                                                               Number of
                                          Number of           Convertible
               Underwriters          Preferred Securities Preferred Securities
               ------------          -------------------- --------------------
      Stifel, Nicolaus & Company,
       Incorporated.................
      Legg Mason Wood Walker,
       Incorporated.................
      McDonald Investments Inc......
                                          ---------            ---------
          Total.....................      1,800,000            2,000,000
                                          =========            =========

   In the underwriting agreements, the obligations of the underwriters are subject to approval of certain legal matters by their counsel and to various other conditions. Under the terms and conditions of the underwriting agreements, the underwriters are committed to accept and pay for all of the preferred securities and the convertible preferred securities, as the case may be, if any are taken.

   The underwriters propose to offer the preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain securities dealers (who may include the
underwriters) at this price, less a concession not in excess of $   per
preferred security. The underwriters may allow, and the selected dealers may
reallow, a concession not in excess of $   per preferred security to certain
brokers and dealers. After the preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be changed by the underwriters.

   The underwriters propose to offer the convertible preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain securities dealers (who may include the
underwriters) at this price, less a concession not in excess of $   per
convertible preferred security. The underwriters may allow, and the selected
dealers may reallow, a concession not in excess of $   per convertible
preferred security to certain brokers and dealers. After the convertible preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be changed by the underwriters.

   Each trust has granted to the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to 270,000 additional preferred securities and up to 300,000 additional convertible preferred securities, as the case may be, at the same price per security to be paid by the underwriters for the other securities being offered. If the underwriters purchase any of the additional securities under the applicable option, each underwriter will be committed to purchase the additional securities in approximately the same proportion allocated to them in the table above. The underwriters may exercise the applicable option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the applicable securities being offered.

   If the underwriters exercise their option to purchase additional securities, the applicable trust will issue and sell to us additional common securities and we will issue and sell to the applicable trust, as the case may be, additional debentures in an aggregate principal amount equal to the total aggregate liquidation amount of the additional securities being purchased under the applicable option and the additional common securities sold to us.

   The table below shows the price and proceeds on a per security and aggregate basis. The proceeds to be received by the trust as shown in the table below do
not reflect estimated expenses of $   payable by Irwin.

                                                            Per
                                     Per                Convertible
                                  Preferred              Preferred
                                  Security     Total     Security      Total
                                  --------- ----------- ----------- -----------
      Public Offering Price......  $25.00   $45,000,000   $10.00    $20,000,000
      Proceeds to IFC Capital
       Trust II..................  $25.00   $45,000,000      --             --
      Proceeds to IFC Capital
       Trust III.................     --            --    $10.00    $20,000,000

   In view of the fact that the proceeds of the sale of the preferred securities will be used by IFC Capital Trust II to purchase the debentures from
us, we have agreed to pay the underwriters $     per preferred security, or a
total of $    , as compensation for arranging the investment in the debentures.
Should the underwriters exercise the over-allotment option, an aggregate of
$     will be paid to the underwriters for arranging the investment in the debentures.

   In view of the fact that the proceeds of the sale of the convertible preferred securities will be used by IFC Capital Trust III to purchase the convertible debentures from us, we have agreed to pay the underwriters $
per convertible preferred security, or a total of $    , as compensation for
arranging the investment in the convertible debentures. Should the underwriters
exercise the over-allotment option, an aggregate of $     will be paid to the
underwriters for arranging the investment in the convertible debentures.

   The offering of the preferred securities and the convertible preferred securities are made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offerings without notice. The underwriters reserve the right to reject any order for the purchase of the preferred securities or the convertible preferred securities.

   Irwin and the trusts have agreed to indemnify the several underwriters against several liabilities, including liabilities under the Securities Act of 1933.

   The preferred securities and the convertible preferred securities are expected to be approved for inclusion on the Nasdaq National Market, and trading is expected to commence on or prior to delivery of the securities. The representative has advised the trusts that it presently intends to make a market in the securities after the commencement of trading on Nasdaq, but no assurances can be made as to the liquidity of the securities or that an active and liquid market will develop or, if developed, that the market will continue. The applicable offering prices and distribution rates have been determined by negotiations among representatives of Irwin and the underwriters, and the offering prices of the securities may not be indicative of the market prices following the offering. The representative will have no obligation to make a market in the securities, however, and may cease market-making activities, if commenced, at any time.

   In connection with the offering, the underwriters may engage in transactions that are intended to stabilize, maintain or otherwise affect the price of the securities during and after the offering, such as the following:

  . the underwriters may over-allot or otherwise create a short position in the securities for their own account by selling more securities than have been sold to them;

  . the underwriters may elect to cover any short position by purchasing securities in the open market or by exercising the over-allotment option;

  . the underwriters may stabilize or maintain the price of the securities by bidding;

  . the underwriters may engage in passive market making transactions; and

  . the underwriters may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise.

The effect of these transactions may be to stabilize or maintain the market price at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

   Because the National Association of Securities Dealers, Inc. may view the preferred securities and the convertible securities as interests in a direct participation program, the offer and sale of the securities is being made in compliance with the provisions of Rule 2810 under the NASD Conduct Rules. The underwriters have advised us that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

   Certain of the underwriters and their affiliates have, from time to time, performed investment banking and other services for us and our affiliates in the ordinary course of business and have received fees from us for their services.

                                 LEGAL MATTERS

   Certain legal matters, including matters relating to federal income tax considerations, for Irwin and the trusts will be passed upon by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois, special counsel to Irwin and the trusts. Certain legal matters for Irwin will be passed upon by Ellen Z. Mufson, Vice President--Legal. Certain legal matters will be passed upon for the underwriters by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. Vedder, Price, Kaufman & Kammholz and Lewis, Rice & Fingersh, L.C. will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law.

                                    EXPERTS

   The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Irwin Financial Corporation for the years ended December 31, 1999, 1998 and 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         WHERE YOU CAN FIND INFORMATION

   This prospectus is a part of a Registration Statement on Form S-3 filed by Irwin and the trusts with the SEC under the Securities Act, with respect to the preferred securities, the convertible preferred securities, the debentures, the convertible debentures and the guarantees. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Irwin and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

   We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

   The trusts are not currently subject to the information reporting requirements of the Securities Exchange Act of 1934 and although the trusts will become subject to such requirements upon the effectiveness of the registration statement, it is not expected that the trusts will be required to file separate reports under the Securities Exchange Act.

   Each holder of the securities offered by this prospectus will receive a copy of our annual report at the same time as we furnish the annual report to the holders of our common stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

   We "incorporate by reference" into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below:

  (a) our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 30, 2000;

  (b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000, as amended by Form 10-Q/A filed with the Commission on May 16, 2000;

  (c) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the SEC on August 10, 2000;

  (d) our Current Report on Form 8-K dated February 8, 2000, filed with the SEC on February 9, 2000; and

  (e) the information set forth under the caption "Description of Common Shares" in our Registration Statement on Form 10 filed pursuant to
      Section 12(g) of the Securities Exchange Act of 1934, Registration No. 0-6835.

   We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold.

   You may request, and we will provide, a copy of these filings at no cost by contacting Ellen Z. Mufson, our Vice President, Legal, at the following address and phone number:

                          Irwin Financial Corporation
                             500 Washington Street
                            Columbus, Indiana 47201
                                 (812) 376-1020

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Summary...................................................................   1
Irwin Financial Corporation...............................................   1
Selected Consolidated Financial Data......................................  13
Risk Factors..............................................................  16
Special Note Regarding Forward-Looking Statements.........................  23
Use of Proceeds...........................................................  24
Price Range of Common Stock and Dividends.................................  25
Capitalization............................................................  26
Accounting and Regulatory Treatment.......................................  27
The Preferred Securities of IFC Capital Trust II..........................  28
  Description of the Trust................................................  28
  Description of Preferred Securities.....................................  29
  Description of the Debentures...........................................  40
The Convertible Preferred Securities of IFC Capital Trust III.............  48
  Description of the Trust................................................  48
  Description of the Convertible Preferred Securities.....................  49
  Description of the Convertible Debentures...............................  64
Description of the Guarantees.............................................  73
Relationship among the Preferred Securities and the Debentures, the
 Convertible Preferred Securities and the Convertible Debentures and the
 Guarantees...............................................................  76
Book-Entry Issuance.......................................................  77
Description of Capital Stock..............................................  79
Federal Income Tax Consequences...........................................  80
ERISA Considerations......................................................  85
Underwriting..............................................................  86
Legal Matters.............................................................  88
Experts...................................................................  88
Where You Can Find Information............................................  88
Documents Incorporated by Reference.......................................  89

 . You should only rely on the information contained or incorporated by reference in this prospectus. We have not, and our underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

 . We are not, and our underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

 . You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.

 . This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        1,800,000 Preferred Securities

                             IFC CAPITAL TRUST II

                     % Cumulative Trust Preferred Securities

                          (Liquidation Amount $25 per
                              Preferred Security)

 Fully, irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by

                          IRWIN FINANCIAL CORPORATION

                                      and

                                  $45,000,000
                         % Junior Subordinated Debentures
                                      of

                          IRWIN FINANCIAL CORPORATION

                               -----------------

                  2,000,000 Convertible Preferred Securities

                             IFC CAPITAL TRUST III

               % Cumulative Convertible Trust Preferred Securities

          (Liquidation Amount $10 per Convertible Preferred Security)

 Fully, irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by

                          IRWIN FINANCIAL CORPORATION

                                      and

                                  $20,000,000
                 % Convertible Junior Subordinated Debentures of

                          IRWIN FINANCIAL CORPORATION

                               -----------------
                                  Prospectus
                                        , 2000
                               -----------------

                          Stifel, Nicolaus & Company
                                 Incorporated

                            Legg Mason Wood Walker
                                 Incorporated

                           McDonald Investments Inc.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of such expenses will be paid by Irwin. All amounts shown are estimates, except the SEC registration fee and the NASD and the Nasdaq National Market filing fees:

      SEC registration fee............................................ $ 19,734
      NASD filing fee.................................................    7,975
      Nasdaq National Market filing fee...............................   77,500
      Trustees' fees..................................................   25,000
      Printing and mailing expenses...................................   55,000
      Fees and expenses of counsel....................................  165,000
      Accounting and related expenses.................................   75,000
      Blue Sky fees and expenses......................................    2,500
      Miscellaneous...................................................   12,291
                                                                       --------
          Total....................................................... $440,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Irwin pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   The Indiana Business Corporation Law ("IBCL"), the provisions of which govern Irwin, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

   The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

   Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

   In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

   Irwin's Amended and Restated Articles of Incorporation provide for indemnification as a matter of right to any director, officer or employee of Irwin who has been successful on the merits of a claim against him, and for indemnification under certain other circumstances where allowed, by the action of disinterested members of the Board of Directors.

   Irwin has purchased $5 million in directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of Irwin and its subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions, neglect or breach of duty by them or similar matters claimed against them in their capacities as directors or officers.

   Each Amended and Restated Trust Agreement will provide for indemnification of the Delaware Trustee and each of the administrative trustees by Irwin against any loss, damage, claims, liability, penalty or expense of any kind incurred by the trustees in connection with the performance of their duties or powers under the agreement in a manner reasonably believed by the trustee to be within the scope of its authority under the agreement, except that none of these trustees will be so indemnified for any loss, damage or claim incurred by reason of such trustee's gross negligence, bad faith or willful misconduct. Similarly, the agreements provide for indemnification of the Property Trustee except that the Property Trustee is not indemnified from liability for its own negligent action, negligent failure to act or willful misconduct. Under each agreement, Irwin agrees to advance those expenses incurred by any trustee in defending any such claim, demand, action, suit or proceeding.

Item 16. Exhibits.

      Exhibit
      Number                           Description
      -------                          -----------
     1.1       Form of Underwriting Agreement for Preferred Securities.*

     1.2       Form of Underwriting Agreement for Convertible Preferred
               Securities.*

     4.1       Restated Articles of Incorporation of Irwin Financial
               Corporation.*

     4.2 Code of By-Laws, as amended to date. (Incorporated by reference to Exhibit 3(ii)3(a) to Form 10-K for the year ended December 31, 1997, File No. 0-6835.)

     4.3       Form of Indenture for Junior Subordinated Debentures.

     4.4       Form of Junior Subordinated Debenture (included as Exhibit
               A to Exhibit 4.3).

     4.5       Certificate of Trust of IFC Capital Trust II.

     4.6       Trust Agreement of IFC Capital Trust II.

     4.7       Form of Amended and Restated Trust Agreement of IFC
               Capital Trust II.

      Exhibit
      Number                           Description
      -------                          -----------
      4.8      Form of Preferred Securities Certificate of IFC Capital
               Trust II (included as Exhibit D to Exhibit 4.7).

      4.9      Form of Preferred Securities Guarantee Agreement of IFC
               Capital Trust II.

      4.10     Form of Agreement as to Expenses and Liabilities of IFC
               Capital Trust II (included as Exhibit C to Exhibit 4.7).

      4.11     Form of Indenture for Convertible Junior Subordinated
               Debentures.

      4.12     Form of Convertible Junior Subordinated Debenture.
               (included as Exhibit A to Exhibit 4.11)

      4.13     Certificate of Trust of IFC Capital Trust III.

      4.14     Trust Agreement of IFC Capital Trust III.

      4.15     Form of Amended and Restated Trust Agreement of IFC
               Capital Trust III.

      4.16     Form of Convertible Preferred Securities Certificate of
               IFC Capital Trust III (included as Exhibit D to Exhibit
               4.15).

      4.17     Form of Convertible Preferred Securities Guarantee
               Agreement of IFC Capital Trust III.

      4.18     Form of Agreement as to Expenses and Liabilities of IFC
               Capital Trust III (included as Exhibit C to Exhibit 4.15).

      5.1      Opinion of Vedder, Price, Kaufman & Kammholz.

      5.2      Opinion of Richards, Layton & Finger, P.A.

      8.1 Opinion of Vedder, Price, Kaufman & Kammholz as to certain tax matters.

     12.1      Calculation of ratios of earnings to fixed charges.

     23.1      Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in opinions filed as Exhibits 5.1 and 8.1).

     23.3 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).

     24.1      Powers of Attorney (included as part of signature pages).

     25.1      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Wilmington Trust
               Company, as trustee under the Indenture for Junior
               Subordinated Debentures.

     25.2      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Wilmington Trust
               Company, as property trustee under the Amended and Restated Trust Agreement for IFC Capital Trust II.

     25.3      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Wilmington Trust
               Company, as trustee under the Guarantee Agreement relating to IFC Capital Trust II.

     25.4      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Wilmington Trust
               Company, as trustee under the Indenture for Convertible
               Junior Subordinated Debentures.

     25.5      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Wilmington Trust
               Company, as trustee under the Amended and Restated Trust
               Agreement for IFC Capital Trust III.

     25.6      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Wilmington Trust
               Company, as trustee under the Guarantee Agreement relating to IFC Capital Trust III.

--------
   * To be filed by amendment.

Item 17. Undertakings.

   (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (i) The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, IFC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on August 24, 2000.

                                          IFC Capital Trust II

                                          By: Irwin Financial Corporation
                                              as Depositor

                                                 /s/ William I. Miller
                                          By: _________________________________
                                                     William I. Miller
                                                   Chairman of the Board

   Pursuant to the requirements of the Securities Act of 1933, IFC Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on August 24, 2000.

                                          IFC Capital Trust III

                                          By: Irwin Financial Corporation
                                              as Depositor

                                                 /s/ William I. Miller
                                          By: _________________________________
                                                     William I. Miller
                                                   Chairman of the Board

   Pursuant to the requirements of the Securities Act of 1933, Irwin Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on August 24, 2000.

                                          Irwin Financial Corporation

                                                 /s/ William I. Miller
                                          By: _________________________________
                                                     William I. Miller
                                                   Chairman of the Board

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Williams I. Miller, Gregory F. Ehlinger, and Thomas D. Washburn and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Sally A. Dean             Director                       August 24, 2000
____________________________________
           Sally A. Dean

     /s/ David W. Goodrich           Director                       August 24, 2000
____________________________________
         David W. Goodrich

                                     Director                       August 24, 2000
____________________________________
          John T. Hackett

    /s/    William H. Kling          Director                       August 24, 2000
____________________________________
          William H. Kling

    /s/ Brenda J. Lauderback         Director                       August 24, 2000
____________________________________
        Brenda J. Lauderback

  /s/    John C. McGinty, Jr.        Director                       August 24, 2000
____________________________________
        John C. McGinty, Jr.

     /s/ William I. Miller           Director, Chairman of the      August 24, 2000
____________________________________  Board (Principal Executive
         William I. Miller            Officer)

      /s/    John A. Nash            Director, President and        August 24, 2000
____________________________________  Chairman of the Executive
            John A. Nash              Committee

      /s/ Lance R. Odden             Director                       August 24, 2000
____________________________________
           Lance R. Odden

                                     Director                       August 24, 2000
____________________________________
         Theodore M. Solso
  /s/    Gregory F. Ehlinger         Senior Vice President          August 24, 2000
____________________________________  (Principal Financial
        Gregory F. Ehlinger           Officer)
     /s/ Jody A. Littrell            Vice President and             August 24, 2000
____________________________________  Controller (Principal
          Jody A. Littrell            Accounting Officer)

                                 EXHIBIT INDEX

  Exhibit
  Number                             Description
  -------                            -----------
  1.1      Form of Underwriting Agreement for Preferred Securities.*

  1.2      Form of Underwriting Agreement for Convertible Preferred
           Securities.*

  4.1      Restated Articles of Incorporation of Irwin Financial
           Corporation.*

  4.2 Code of By-Laws, as amended to date. (Incorporated by reference to Exhibit 3(ii)3(a) to Form 10-K for the year ended
           December 31, 1997, File No. 0-6835.)

  4.3      Form of Indenture for Junior Subordinated Debentures.

  4.4 Form of Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.3).

  4.5      Certificate of Trust of IFC Capital Trust II.

  4.6      Trust Agreement of IFC Capital Trust II.

  4.7      Form of Amended and Restated Trust Agreement of IFC Capital
           Trust II.

  4.8      Form of Preferred Securities Certificate of IFC Capital Trust
           II (included as Exhibit D to Exhibit 4.7).

  4.9      Form of Preferred Securities Guarantee Agreement of IFC
           Capital Trust II.

  4.10     Form of Agreement as to Expenses and Liabilities of IFC
           Capital Trust II (included as Exhibit C to Exhibit 4.7).

  4.11     Form of Indenture for Convertible Junior Subordinated
           Debentures.

  4.12     Form of Convertible Junior Subordinated Debenture (included as
           Exhibit A to Exhibit 4.11).

  4.13     Certificate of Trust of IFC Capital Trust III.

  4.14     Trust Agreement of IFC Capital Trust III.

  4.15     Form of Amended and Restated Trust Agreement of IFC Capital
           Trust III.

  4.16     Form of Convertible Preferred Securities Certificate of IFC
           Capital Trust III (included as Exhibit D to Exhibit 4.15).

  4.17 Form of Convertible Preferred Securities Guarantee Agreement of IFC Capital Trust III.

  4.18     Form of Agreement as to Expenses and Liabilities of IFC
           Capital Trust III (included as Exhibit C to Exhibit 4.15).

  5.1      Opinion of Vedder, Price, Kaufman & Kammholz.

  5.2      Opinion of Richards, Layton & Finger, P.A.

  8.1 Opinion of Vedder, Price, Kaufman & Kammholz as to certain tax matters.

 12.1      Calculation of ratios of earnings to fixed charges.

 23.1      Consent of PricewaterhouseCoopers LLP.

 23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in opinions filed as Exhibits 5.1 and 8.1).

 23.3 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).

 24.1      Powers of Attorney (included as part of signature pages).

  Exhibit
  Number                             Description
  -------                            -----------

 25.1      Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture for Junior Subordinated
           Debentures.

 25.2      Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939, as amended, of Wilmington Trust Company, as property trustee under the Amended and Restated Trust
           Agreement for IFC Capital Trust II.

 25.3      Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Guarantee Agreement relating to IFC Capital
           Trust II.

 25.4      Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture for Convertible Junior
           Subordinated Debentures.

 25.5      Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Amended and Restated Trust Agreement for IFC
           Capital Trust III.

 25.6      Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Guarantee Agreement relating to IFC Capital
           Trust III.

--------
*  To be filed by amendment.